UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Berkshire Hills Bancorp, Inc.

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BUILDING THE FUTURE

21ST CENTURY COMMUNITY BANKING

2020 PROXY STATEMENT & NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Berkshire Hills Bancorp™

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THE BE FIRST COMMITMENT

Our plan to enhance our social performance, improve our culture, futureproof the company and transform our communities.

Core strategies that drive business objectives:

Build A Responsible Workforce	Reputation
	Risk Management & Regulatory Compliance
	Human Capital Management
	Profitability & Innovation
Foster Sustainable Communities	Human Capital Management
	Reputation
	Expense Management
Finance the Future	Deposit Growth
	Profitability & Innovation
	Risk Management & Regulatory Compliance

THE CULTURE OF A 21ST CENTURY COMMUNITY BANK- 2019 HIGHLIGHTS

1. Be FIRST Values
2. Be FIRST Commitment
3. Broaden Board Diversity & Expertise
4. Corporate Responsibility & Culture Committee of the Board of Directors
5. Diversity & Inclusion Employee Management Committee
6. Seven Employee Resource Groups
7. CEO Action for Diversity & Inclusion Pledge & The Hispanic Promise
8. Responsible & Sustainable Business Policy
9. Inaugural Corporate Responsibility Report
10. Friends & Family Fund
11. Employee Engagement Survey
12. Internship Pilot Program
13. Xtraordinary Day of Volunteer Service
14. Social Responsibility & Culture Risk Management Program
15. North American Employee Engagement Award for Social Responsibility
16. US Chamber of Commerce Citizens Award- Top Corporate Steward
17. ReevX Labs Community Storefronts
18. Bloomberg Gender Equality Index

April 3, 2020
Dear Berkshire Hills Bancorp Shareholder:

It is our pleasure to invite you to attend the 2020 Annual Meeting of Shareholders, which will be held virtually at 3:00 p.m. Eastern Time by visiting www.virtualshareholdermeeting.com/BHLB2020, where you will be able to listen to the meeting live, submit questions and vote online. You will be asked to enter the 16-digit control number located on your proxy card.

CEO, Richard M. Marotta	Please see the Notice of Annual Meeting on the next page for more information about our meeting procedures.

We urge you to vote your proxy online, or by telephone, or by completing and returning a proxy card by mail as soon as possible, even if you plan to attend the Annual Meeting.

Your vote is important to us. Thank you for your attention to the enclosed materials, and for your continued support of our company.

Chairman, J. Williar Dunlaevy

Richard M. Marotta, Chief Executive Officer

J. Williar Dunlaevy, Chairman of the Board of Directors

Notice of Annual Meeting of Shareholders

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Notice of 2020 Annual Meeting of Shareholders of Berkshire Hills Bancorp, Inc.
When:	Where:	Record Date:
Thursday, May 14, 2020	Virtual Meeting	March 19, 2020
3:00 p.m. Eastern Time	www.virtualshareholdermeeting.com/BHLB2020
We are holding this meeting for the following purposes:

1.	To elect as directors the nominees named in the Proxy Statement each to serve a one-year term or until their successors are duly elected and qualified;

2.	To provide an advisory vote on executive compensation practices;

3.	To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2020; and

4.	To transact any other Company business that may properly come before the meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposed director nominees and “FOR” the proposals to be presented at the annual meeting.

Shareholders of record at the close of business on March 19, 2020 are entitled to vote at the meeting, either at the virtual annual meeting or by proxy. There are several ways to vote. You can vote your shares online, by telephone, by regular mail or at the virtual annual meeting.

To access your proxy materials and vote online, please visit www.proxyvote.com and follow the instructions. The notice provided to you contains the necessary codes required to vote online. If you wish to vote by telephone, please call 1-800-690-6903 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided to you in the notice. Finally, you may vote at the virtual annual meeting, even if you have previously submitted a proxy.

Whatever method you choose, please vote in advance of the meeting to ensure that your shares will be voted as you direct.

Boston, Massachusetts
April 3, 2020
By order of the Board of Directors

Wm. Gordon Prescott
EVP, General Counsel and Corporate Secretary

Admission Procedures

The meeting is open to shareholders of Berkshire Hills Bancorp, Inc. To participate and vote your shares at the Annual Meeting, you will need the 16-Digit Control Number included on your Notice of Internet Availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy in advance to ensure your vote is counted if you decide not to attend the virtual meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2020:
The Notice of Annual Meeting, 2020 Proxy Statement, and Annual Report to Shareholders for fiscal 2019 are each available at www.proxyvote.com or ir.berkshirebank.com.

Table of Contents

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1BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

Berkshire Hills Bancorp, Inc. Proxy Statement

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Proxy Summary

This summary gives you an overview of selected information in this year’s proxy. We encourage you to read the entire proxy statement carefully before voting. We have also provided you with the 2019 Summary Annual Report and the 2019 Annual Report on SEC Form 10-K.

Annual Meeting of Shareholders

Time and Date: 3:00 p.m. Eastern Time, Thursday, May 14, 2020

Place: Virtual meeting at www.virtualshareholdermeeting.com/BHLB2020
The only way to attend the meeting or vote at the meeting is through the internet.

Record Date: Shareholders as of the close of business on March 19, 2020 are entitled to vote

We are providing this proxy statement to you in connection with the solicitation of proxies for the 2020 Annual Meeting of Shareholders and to transact any other business that may properly come before the meeting. In this proxy statement, we also refer to Berkshire Hills Bancorp, Inc. as “Berkshire” or the “Company”. We also refer to its subsidiary, Berkshire Bank, as the “Bank”. We are mailing a notice of the annual meeting to shareholders of record as of March 19, 2020, beginning on April 3, 2020.

Summary of Proposals for 2020

1 - Election of Directors. The Company’s Board of Directors is presenting thirteen (13) nominees for election as directors at our Annual Meeting. As of 2019, all Directors are elected on an annual basis. All nominees currently serve as directors on our Board of Directors. William J. Ryan served as a director in 2019 and will not stand for re-election in 2020 due to health reasons. Director Pamela A. Massad served as a director in 2019 and will not stand for re-election in 2020 in order to devote more time to her family and to her business and financial interests.
In 2019, all director nominees received at least 96% of the votes cast regarding their nomination. Provided with this proposal is information about our directors, director nominees, corporate governance, and director compensation.

2 - Advisory Vote on Executive Compensation. This advisory vote is for the approval of the Company’s Named Executive Officer compensation as set forth within this proxy statement. Berkshire strives to promote shareholder value and sound risk management by aligning executive pay and company performance. The Compensation Discussion and Analysis (“CD&A”) explains the Board’s processes and decisions with respect to executive compensation. In 2019, 97% of the votes cast were in favor of the proposal “FOR” the advisory approval of our Executive Compensation. Provided with this proposal is the Compensation Discussion and Analysis, the Compensation Committee Report, and Summary Compensation and Other Tables.

3 - Ratification of Independent Registered Public Accounting Firm. This advisory vote ratifies the selection of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for fiscal year 2020. Crowe has served in this capacity since fiscal year 2017. In 2019, 99% of the votes cast were in favor of the proposal for the appointment of Crowe.

2BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROXY STATEMENT | PROXY SUMMARY

2019 Executive Compensation

The primary change in executive compensation in 2019 was related to the promotions of Messrs. Marotta and Gray due to the Company’s leadership changes in November 2018. These leadership changes and the resulting impacts on 2019 compensation were presented and discussed in the 2019 Proxy Statement. During 2019, aggregate total compensation to the top five NEOs during the year decreased by 17% compared to 2018. This reduction reflected the leadership changes, the combination of the President and COO responsibilities, and the reduction in the short term incentive payout due to lower earnings performance.

This proxy relates to 2019 performance and compensation, neither of which were affected by the COVID-19 pandemic. The COVID-19 pandemic could significantly impact 2020 financial results and compensation outcomes. The Company’s CEO, Richard Marotta, has addressed the Company’s response to this pandemic in his letter in our 2019 Summary Annual Report. The Board and Management are actively responding to the pandemic, and future Company SEC filings will include discussion of the impact of the pandemic on business operations and of the Company’s actions in response.

2019 Company Performance

In 2019, the Company launched new strategic initiatives towards building a 21st century purpose driven community bank targeted to future-proof the Company in coming decades. The Company reshaped its business focus and balance sheet structure to improve its financial condition and adjust to margin pressures while investing in community oriented products and services. The Company also successfully completed a significant market extension bank acquisition which increased both assets and deposits by approximately 14%. Per share earnings declined due mainly to one commercial loan write-off as well as margin compression. The Company had a strong 26% total stock return which exceeded peers.

Shareholder Engagement and Responsiveness

We have an active engagement program that focuses on gathering feedback from the governance teams of our largest institutional shareholders. Based on these ongoing discussions, in the last three years we have made several enhancements to our governance programs which include:

Declassified Board of Directors: annual election of all directors fully phased-in
In 2019, increased Board diversity; added cyber-security expertise
Adopted new Board policies related to tenure and Board refreshment
Added new relative measures related to total shareholder return (“TSR”) and changes in return on equity to the long-term incentive plan
Increased the three-year performance-based shares portion of long-term incentive compensation to 60% from 50% going forward
Created a new Board-level Corporate Responsibility and Culture Committee
Made changes to its incentive performance metrics in the short-term incentive plan to better align these measures with shareholder interests
Increased the focus on long-term performance-based equity compensation

What We Did:

•	Proactively reached out to our largest shareholders to solicit their feedback.

•	Had extensive dialogue with a diverse group of our shareholders during the year and obtained additional feedback from advisors and other knowledgeable third parties.

•	Solicited feedback and answered questions about our executive compensation programs and Board governance practices.

3BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROXY STATEMENT | PROXY SUMMARY

Leading the Way Forward with Purpose Driven Performance

In early 2019, the Company rolled out its Be FIRST values of Belonging, Focusing, Inclusion, Respect, Service, and Teamwork to serve as the foundation of its efforts to futureproof the company. Berkshire’s 2019 corporate responsibility, sustainability and culture performance reflect this evolution and focus on long-term value creation for all stakeholders. Additional highlights include:

•	Established Corporate Responsibility & Culture Committee of the Board of Directors, chaired by Laurie Norton Moffat

•	Created Diversity & Inclusion Employee Committee and launched seven new Employee Resource Groups

•	Implemented a Responsible & Sustainable Business Policy

•	Enhanced social, environmental & culture risk management program

•	Opened Reevx Labs and launched the Friends & Family Fund

•	Unveiled The Be FIRST Commitment, Berkshire’s comprehensive plan to build a responsible workforce, foster sustainable communities and finance the future.

•	Provided $4.7 million in financial contributions and 100% employee participation in the XTEAM® employee volunteer program for communities

•	Improved third party ESG (Environmental, Social Governance) ratings used by socially responsible investors

As a result of the collective actions of the Company, its employees and stakeholders, Berkshire was recognized with:

•	North American Employee Engagement Award for Social Responsibility

•	US Chamber of Commerce Foundation Top Corporate Steward Citizen Award

•	Communitas Award for Leadership in Corporate Social Responsibility

•	Berkshire was listed in the Bloomberg Gender Equality Index for the first time.

Berkshire’s 2019 Corporate Responsibility Report, Leading the Way Forward: Purpose Driven Performance, highlights the company’s progress on The Be FIRST Commitment and its environmental, social and governance practices. It is available on the Investor Relations and Bank website at berkshirebank.com/csr.

4BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

Proposal 1: Election of Directors for a One-Year Term

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The Company’s Board of Directors has nominated and recommends a vote “FOR” each of the thirteen (13) nominees listed below for election as a director. Each nominee currently serves on the Company’s Board of Directors.

Background. The Company’s Board of Directors is presenting thirteen (13) nominees for election as directors at our Annual Meeting. All nominees currently serve as directors on the Company Board of Directors. Each director elected at the meeting will serve for a one-year term until our 2021 annual meeting or until a successor is duly elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If a nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election. Mr. Ryan and Ms. Massad, who are currently members of the Company Board of Directors, have chosen not to stand for re-election at the 2020 Annual Meeting.

Additional Information. Information regarding the director nominees is set forth below under the heading
“- Information Regarding Directors and Director Nominees.”

The affirmative vote of a plurality of the Company’s outstanding common stock present at the virtual annual meeting or by proxy at the Annual Meeting is required to elect the nominees for directors; provided, however, in the case of an uncontested election of directors, it is the Company’s policy that if a director is elected by a plurality but not a majority of the votes cast for such director, such director must submit his or her resignation to the Board of Directors, which will be subject to review by the Corporate Governance/Nominating Committee of the Board of Directors. The Corporate Governance/Nominating Committee will then make a recommendation to the Board of Directors as to whether to accept or reject the director’s resignation. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the nominees as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ITS DIRECTOR NOMINEES.

5BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

Information Regarding Directors and Director Nominees

2020 Nominees for Election to the Board of Directors

BAYE ADOFO-WILSON, CEO OF BAW DEVELOPMENT, LLC

Mr. Adofo-Wilson, Esq. is CEO of BAW Development, LLC, a national real estate development company concentrating on redevelopment and consulting services in diverse communities. He is also Of Counsel at Post Polak, PA focusing on redevelopment law and specializing in New Jersey’s urban transitioning communities and municipalities, He has over 20 years of experience in law and business development, with a focus on community development, including the position of Deputy Mayor/Director, Economic and Housing Development for the City of Newark, New Jersey.

Independent	Qualifications, Skills, and Experience:
Years of Service: 1	Business Operations/Strategic	Regulated Industry
Age: 51	Planning	Corporate Responsibility/
Board Committees:	Financial Expertise/Literacy	Community Leader
Audit	Talent Management	Small Business Owner/Operator
Corporate
Governance/ Nominating
Corporate Responsibility
and Culture

RHEO A. BROUILLARD, FORMER DIRECTOR, PRESIDENT, AND CHIEF EXECUTIVE OFFICER OF SI FINANCIAL GROUP, INC.

Mr. Brouillard is the former Director, President and Chief Executive Officer of SI Financial Group, Inc. before its merger with Berkshire in May 2019. Mr. Brouillard has more than 40 years of experience in the financial services industry holding key roles at multiple financial services institutions. He has been a staunch supporter of community development associations throughout his career and a champion for the communities he served in Southeast New England.

Non-Independent	Qualifications, Skills, and Experience:
Years of Service: 1	Public Company CEO	Risk Management
Age: 66	Public Company Board	Talent Management
Board Committees:	Financial Institution Executive	Regulated Industry
Compliance & Regulatory	Business Operations and Strategic	Corporate Responsibility/
Risk Management and Capital	Planning	Community Leader
Financial Expertise/Literacy

6BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

DAVID M. BRUNELLE, CO-FOUNDER AND MANAGING DIRECTOR OF NORTH POINTE WEALTH MANAGEMENT

Mr. Brunelle is Co-Founder and Managing Director of North Pointe Wealth Management in Worcester, Massachusetts. He has over 20 years of experience in financial services working with businesses, individuals, families and charitable foundations. Mr. Brunelle is a former Director of Commerce Bancshares Corp. and Commerce Bank & Trust Company and served on Commerce’s audit and loan committees. He has also served as trustee or corporator for numerous non-profit entities in and around Worcester, including The Nativity School of Worcester, The Worcester Regional Research Bureau, The Worcester Educational Development Foundation, the UMass/Memorial Foundation, Becker College and the Greater Worcester Community Foundation.

Independent	Qualifications, Skills, and Experience:
Years of Service: 2	Public Company Board	Talent Management
Age: 49	Business Operations/Strategic	Regulated Industry
Board Committees:	Planning	Corporate Responsibility/
Audit (Chair)	Financial Expertise/Literacy	Community Leader
Corporate	Risk Management	Small Business Owner/Operator
Governance/Nominating	Wealth Management/Insurance

ROBERT M. CURLEY, CHAIRMAN OF THE NEW YORK REGION OF BERKSHIRE BANK

Mr. Curley is Chairman of the New York region of Berkshire Bank. He previously served as Chairman and President for Citizens Bank in New York from 2005 to 2009. Prior to joining Citizens, Mr. Curley served at Charter One Bank where he was President for New York and New England. During the period of 1976 to 1999, Mr. Curley was employed by KeyCorp, where he rose to the position of Vice Chairman of KeyBank N.A., and served as President and Chief Executive Officer of four subsidiary banks.

Non-Independent	Qualifications, Skills, and Experience:
Years of Service: 9	Financial Institution Executive	Talent Management
Age: 72	Business Operations/Strategic	Regulated Industry
Board Committees:	Planning	Corporate Responsibility/
Risk Management & Capital	Financial Expertise/Literacy	Community Leader
Compliance & Regulatory	Risk Management

7BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

JOHN B. DAVIES, AGENT EMERITUS WITH MASSACHUSETTS MUTUAL LIFE INSURANCE

Mr. Davies is a former Executive Vice President of Massachusetts Mutual Life Insurance and is currently an Agent Emeritus with Massachusetts Mutual, providing high net worth counseling with a focus on tax efficiency and intergenerational transfers of wealth. Mr. Davies currently serves on the Westfield State University Foundation Board. Mr. Davies is a former director of Woronoco Bancorp, Inc.

Independent	Qualifications, Skills, and Experience:
Years of Service: 14	Public Company Board	Regulated Industry
Age: 70	Financial Institution Executive	Wealth Management/Insurance
Board Committees:	Business Operations/Strategic	Talent Management
Compensation (Chair)	Planning	Corporate Responsibility/
Corporate	Financial Expertise/Literacy	Community Leader
Governance/Nominating

J. WILLIAR DUNLAEVY, CHAIRMAN OF THE BOARD OF DIRECTORS OF BERKSHIRE HILLS BANCORP, INC.

Mr. Dunlaevy is the Chairman of the Board of Directors of the Company. He previously served as Chief Executive Officer and Chairman of the Board of Legacy Bancorp, Inc. and Legacy Banks (collectively, “Legacy”). Mr. Dunlaevy served as the Chief Executive Officer and Chairman of the Board of Legacy from 1996 until their merger with Berkshire in 2011. A community leader, Mr. Dunlaevy currently serves as a director of the Berkshire Bank Foundation, and previously served as Chairman of the Berkshire Taconic Community Foundation. Mr. Dunlaevy has also been a director of the Depositors Insurance Fund, Massachusetts Bankers Association, and Savings Bank Life Insurance Company of Massachusetts (“SBLI”). Mr. Dunlaevy has been designated by the Board of Directors as a financial expert under the rules of the Securities and Exchange Commission.

Independent	Qualifications, Skills, and Experience:
Years of Service: 8	Public Company CEO	Risk Management
Age: 73	Public Company Board	Talent Management
Board Committees:	Financial Institution Executive	Regulated Industry
Compensation	Business Operations/Strategic	Corporate Responsibility/
Corporate	Planning	Community Leader
Governance/Nominating (Chair)	Financial Expertise/Literacy

8BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

WILLIAM H. HUGHES III, FOUNDER AND PRESIDENT OF OPEN4 LEARNING

Mr. Hughes is the founder and President of Open4 Learning, an advisory business that is focused on innovation and growth in the education technology and employment technology sectors. He is also the founding Manager of CyberHabits LLC, which is a learning-centered cybersecurity solutions company. He has over 30 years of business experience with expertise in strategy develop and execution, technology services and cybersecurity.

Independent	Qualifications, Skills, and Experience:
Years of Service: 1	Business Operations/Strategic	Talent Management
Age: 56	Planning	Regulated Industry
Board Committees:	Information Technology	Corporate Responsibility/
Compensation	Product Management	Community Leader
Risk Management and	Cybersecurity	Small Business Owner Operator
Capital (Chair)
Corporate Responsibility &
Culture

CORNELIUS D. MAHONEY, FORMER CHAIRMAN, PRESIDENT AND CEO OF WORONOCO BANCORP, INC.

Mr. Mahoney is the former Chairman, President and Chief Executive Officer of Woronoco Bancorp, Inc. and Woronoco Savings Bank before their merger with Berkshire in June 2005. He is a former Chairman of America’s Community Bankers and the Massachusetts Bankers Association and a former Director of the Federal Home Loan Bank of Boston. He was a member of the Thrift Institution Advisory Council to the Federal Reserve Board of Governors and is a past Chairman of the Board of Trustees of Westfield State College.

Independent	Qualifications, Skills, and Experience:
Years of Service: 14	Public Company CEO	Risk Management
Age: 74	Public Company Board	Talent Management
Board Committees:	Financial Institution Executive	Regulated Industry
Compensation	Business Operations/Strategic	Corporate Responsibility/
Compliance &	Planning	Community Leader
Regulatory (Chair)	Financial Expertise/Literacy

9BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

RICHARD M. MAROTTA, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR OF THE COMPANY

Mr. Marotta was appointed to the role of President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank in November 2018. Prior to these appointments, Mr. Marotta served as Senior Executive Vice President of the Company and President of the Bank from 2015. Mr. Marotta joined the Company in 2010 as Executive Vice President, Chief Risk Officer and has held additional positions including Chief Credit Officer and Chief Administrative Officer.

Non-Independent	Qualifications, Skills, and Experience:
Years of Service: 2	Public Company CEO	Risk Management
Age: 61	Public Company Board	Regulated Industry
	Financial Institution Executive	Corporate Responsibility/
	Business Operations/Strategic	Community Leader
	Planning	Talent Management
Financial Expertise/Literacy

DR. SYLVIA MAXFIELD, DEAN OF THE PROVIDENCE COLLEGE SCHOOL OF BUSINESS

Dr. Maxfield is Dean of the Providence College School of Business and was previously Chairman of the Faculty and MBA Program Director at Simmons University in Boston. Additionally, she serves as voting member of the Rhode Island State Investment Commission, which oversees fund performance, including asset allocation and investment-related contracting. Maxfield also votes on shareholder proxy activity on behalf of the State. Previously, she has served on the boards of the Greater Providence Chamber of Commerce, Social Enterprise Greenhouse and the 21st Century Fund. Dr. Maxfield has been designated by the Board of Directors as a financial expert under the rules of the Securities and Exchange Commission.

Independent	Qualifications, Skills, and Experience:
Years of Service: <1	Business Operations/Strategic	Talent Management
Age: 61	Planning	Corporate Responsibility/
Board Committees:	Financial Expertise/Literacy	Community Leader
Audit	Marketing/PR
Risk Management and Capital

10BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

LAURIE NORTON MOFFATT, DIRECTOR & CEO OF THE NORMAN ROCKWELL MUSEUM

Ms. Moffatt is the Director and Chief Executive Officer of the Norman Rockwell Museum, Stockbridge, Massachusetts. Since 1986, Ms. Moffatt has overseen the expansion of the museum’s facilities and the creation of a scholars’ research program. Her efforts resulted in the Museum receiving the National Humanities Medal, America’s highest humanities honor. Ms. Moffatt is also an active community leader. She is a founder of 1Berkshire and Berkshire Creative Economy Council and serves as a trustee of Berkshire Health Systems and a director of Berkshire Health Systems, Inc. and Berkshire Medical Center, Inc.

Independent	Qualifications, Skills, and Experience:
Years of Service: 6	Business Operations/Strategic	Marketing/PR
Age: 63	Planning	Small Business Owner/Operator
Board Committees:	Financial Expertise/Literacy	Corporate Responsibility/
Corporate	Talent Management	Community Leader
Governance/ Nominating
Corporate Responsibility &
Culture (Chair)

JONATHAN I. SHULMAN, FORMER EVP AND TREASURER AT KEYCORP

Mr. Shulman was formerly Executive Vice President & Treasurer at KeyCorp, a publicly traded U.S. bank. Shulman possesses deep commercial banking experience that includes financial markets, governance, and balance sheet and risk management disciplines. He began his career with KeyCorp in 1989 and served in leadership roles in financial market strategy, asset liability management, wholesale funding and capital planning. Shulman has also held committee membership positions on KeyCorp’s Asset Liability Committee, Market Risk Committee, Model Risk Committee, and Funds Transfer Pricing Committee. Mr. Shulman has been designated by the Board of Directors as a financial expert under the rules of the Securities and Exchange Commission.

Independent	Qualifications, Skills, and Experience:
Years of Service: <1	Financial Institution Executive	Risk Management
Age: 57	Business Operations/Strategic	Regulated Industry
Board Committees:	Planning
Audit	Financial Expertise/Literacy
Risk Management and Capital

11BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

D. JEFFREY TEMPLETON, OWNER AND PRESIDENT OF THE MOSHER COMPANY, INC.

Mr. Templeton is the owner and President of The Mosher Company, Inc., located in Chicopee, Massachusetts, a manufacturer of buffing and polishing compounds, abrasive slurries and a distributor of related grinding, polishing and lapping machinery. Mr. Templeton is a former director of Woronoco Bancorp, Inc.

Independent	Qualifications, Skills, and Experience:
Years of Service: 14	Public Company Board	Talent Management
Age: 78	Business Operations/Strategic	Small Business Owner/Operator
Board Committees:	Planning	Corporate Responsibility/
Compliance and Regulatory	Financial Expertise/Literacy	Community Leader
Corporate Responsibility &
Culture

12BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Corporate Governance

The Company is committed to strong corporate governance policies, practices, and procedures designed to make the Board more effective in exercising its oversight role. The following sections provide an overview of our corporate governance structure, including independence and other criteria we use in selecting director nominees, our Board leadership structure, and the responsibilities of the Board and each of its Committees. Our Corporate Governance Policy, among other key governance materials, help guide our Board and management in the performance of their duties and are regularly reviewed by the Board.

Key Corporate Governance Documents
Please visit our investor relations website at ir.berkshirebank.com to view the following documents:
Corporate Governance Policy
Code of Business Conduct
Anonymous Reporting Line Policy
Board Committee Charters
Certificate of Incorporation
Company By-Laws

These documents are available free of charge on our website or by writing to Berkshire Hills Bancorp, c/o Wm. Gordon Prescott, Executive Vice President, General Counsel and Corporate Secretary, 60 State Street, Boston, Massachusetts 02109.

The Board and management regularly review best practices in corporate governance and are committed to a program that serves the long-term interests of our shareholders. We believe good governance strengthens accountability and promotes responsible corporate citizenship. Our current best practices are highlighted below:

Independent Oversight	Shareholder Orientation	Good Governance
Majority independent directors(1)	Rigorous board and committee self-assessments conducted annually	Diverse board membership (skills, tenure, age); annual director education
Strong and engaged independent chairman of the board	Robust stock-ownership guidelines	Annual evaluation of CEO and senior management and review of succession plans
All key committees are fully independent	Annual shareholder engagement program	Implementation of a Corporate Responsibility & Culture Committee at both Board and employee level
Regular executive sessions of independent directors	Majority voting, with director resignation policy for uncontested elections	Risk oversight by full board and committees
Chair of Corporate Governance or Chairman can call special meeting of the Board at any time for any reason	No poison pill in place; annual election of all directors	Formal ethics code, reporting hotline and ethics training to all employees

(1)
Current directors Pamela A. Massad and William J. Ryan have chosen not to stand for re-election to the Board at the Company’s 2020 Annual Meeting. 10 out of 13 of the remaining members will be designated as independent directors.

13BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Board of Directors

The primary functions of Berkshire’s Board of Directors are:

•	To oversee management performance on behalf of shareholders;

•	To ensure that the interests of the shareholders are being served;

•	To monitor adherence to Berkshire’s standards and policies;

•	To promote the exercise of responsible corporate citizenship; and

•	To perform the duties and responsibilities assigned to the Board by the laws of Delaware, Berkshire’s state of incorporation.

Board Meetings

During 2019, the Board of Directors held nine (9) meetings. The average attendance at meetings of the Board and Board Committees during 2019 was 91%. During this period, each of the current directors attended at least 75% of the aggregate of the total number of board meetings and committee meetings held on which such directors served.

In addition, the Board of Directors encourages each director to attend annual meetings of shareholders. Seven out of eleven directors serving at that time attended the 2019 annual meeting of shareholders.

Board Leadership Structure

The Board has reviewed the current Board leadership structure of the Company, which consists of a separate Independent Chairman of the Board and a Chief Executive Officer. The Independent Chairman performs all duties and has all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board of Directors, including presiding at all meetings of the Board of Directors. The Chief Executive Officer has responsibility for the management and control of the business and affairs of the Company and has general supervision of all other officers, employees and agents of the Company. The Board believes that separating these roles enhances the independence of the Board and its effectiveness in discharging its responsibilities and that this procedure is currently the most appropriate Board leadership structure for the Company.

Director Independence

All of the Company’s directors are independent under the listing requirements of The New York Stock Exchange (the “NYSE”), except for Messrs. Marotta and Curley, who are officers of the Company and the Bank, and except for Mr. Brouillard, who was CEO of SI Financial Group, Inc. which was acquired by the Company in 2019. Additionally, all of the members of the Audit, Compensation and Corporate Governance/Nominating Committees are independent in accordance with the listing standards of the NYSE, and, in the case of members of the Audit and Compensation Committees, applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the Federal Deposit Insurance Corporation (“FDIC”). In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Mahoney, Massad, Moffatt, and Templeton. Independent directors Pamela A. Massad and William J. Ryan have elected to retire from the Boards of Directors of the Company and the Bank, effective as of the 2020 Annual Meeting.

Corporate Governance Policy

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the selection of a Chairman of the Board of Directors; the operation of board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; director age limits; the maximum length of directors’ tenure on the Board; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer. A copy of the corporate governance

14BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

policy is available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).

Commitment to Corporate Social Responsibility and Culture

In 2018, Berkshire launched a corporate diversity and inclusion initiative partnering with prominent experts to expand and deepen these initiatives, with the ultimate goal of creating a culture that embodies diversity, inclusion, mutual respect and belonging. In order to take a top-down approach to this cause the Board established in 2019 a Corporate Responsibility and Culture Committee, led by Laurie Norton Moffatt, which provides oversight into these initiatives. The Board and senior leadership believe that a workforce that brings together diverse perspectives, ideas and experiences based on competencies, not backgrounds, leads to stronger financial performance, improved reputation, increased market share, reduced risk and the ability to attract and retain the best talent.

In 2019, the Company recruited a seasoned culture creator and strategist as Executive Vice President, Chief Experience and Culture Officer. The Company also appointed a Senior Vice President, Corporate Responsibility & Culture to integrate and expand the Bank’s corporate social responsibility efforts into all areas of the business. Berkshire inaugurated a “Corporate Social Responsibility Report” which summarizes many of the ways Berkshire strives to be a good corporate citizen by conducting business in a socially responsible manner, being a caring neighbor and employer, and being as transparent as possible in its governance. It may be found on our investor relations website (ir.berkshirebank.com).

Director Continuing Education

The Board of Directors conducts annual director education sessions, which include presentations by industry experts based on input from directors regarding topics of interest. Directors also receive an annual update on trending compliance and regulatory matters and new developments from the Bank’s outside compliance advisory firm. Our executive management meets with the Board at every regularly scheduled board meeting and annually to review the Company’s strategic plan.

Board and Committee Self Evaluation

The Corporate Governance/Nominating Committee oversees the annual self-evaluation of the performance of the Board of directors and its committees, the results of which are discussed with the full Board and each individual committee, as appropriate. The purpose of the evaluations is to improve the performance of the overall Board and each specific committee. The evaluations include a review of any areas in which Board or committee members believes the Board and the committees can make a better contribution to the governance and oversight of the Company. The Corporate Governance/Nominating Committee also utilizes the results of the Board and committee evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and appointment to each committee. The evaluation survey forms include open-ended questions in which directors are invited to share their written comments on a confidential basis. In concert with its other diversity and inclusion efforts cited above, the Board is committed to maintaining an appropriately sized membership comprised of diverse individuals from a wide range of backgrounds, experiences and perspectives.

Committees of the Board of Directors

The Board has six standing committees: the Audit Committee; the Compensation Committee; the Corporate Governance/Nominating Committee; the Corporate Responsibility and Culture Committee; the Risk Management and Capital Committee; and the Compliance/Regulatory Committee. The Board has determined that all members of the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee are independent in accordance with the listing requirements of the NYSE. Each committee operates under a written charter approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The current charters of all six committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).

15BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

2020 BOARD STRUCTURE

Nominee Name, Age & Primary Occupation	Director Since	Director Category	Audit	Comp	Corp Gov & Nom	Corp Responsibility & Culture	Risk & Capital	Compliance & Reg
Baye Adofo-Wilson, Age 51 CEO of BAW Development, LLC	2019	I	O		O	O
Rheo A. Brouillard, Age 66 Former Director, President, and CEO SI Financial Group, Inc.	2019	N					O	O
David M. Brunelle, Age 49 Co-Founder and Managing Director of North Pointe Wealth Management	2017	I	C		O
Robert M. Curley, Age 72 Chairman of the New York Region of Berkshire Bank	2010	N					O	O
John B. Davies, Age 70 Agent Emeritus with Massachusetts Mutual Life Insurance	2005	I		C	O
J. Williar Dunlaevy, Age 73 Chairman of the Board of Directors of Berkshire Hills Bancorp, Inc.	2011	I		O	C
William H. Hughes III, Age 56 Founder and President Open4 Learning	2019	I		O		O	C
Cornelius D. Mahoney, Age 74 Former Chairman, President and CEO of Woronoco Bancorp, Inc.	2005	I		O				C
Richard M. Marotta, Age 61 President and CEO of Berkshire Hills Bancorp, Inc.	2018	N
Dr. Sylvia Maxfield, Age 61 Dean Providence College School of Business	2020	I	O				O
Laurie Norton Moffatt, Age 63 Director & CEO of the Norman Rockwell Museum	2013	I			O	C
Jonathan I. Shulman, Age 57 Former EVP and Treasurer KeyCorp	2020	I	O				O
D. Jeffrey Templeton, Age 78 Owner and President of The Mosher Company, Inc.	2005	I				O		O
N = Non-Independent Director	I = Independent Director			C = Chair		O = Committee Member

*Note: Current directors Pamela A. Massad and William J. Ryan have elected not to stand for re-election to the Board at the Company’s 2020 Annual Meeting and are not shown in the chart above. Ms. Massad currently serves on the Culture and Responsibility Committee and the Compliance Committee. Mr. Ryan currently serves on the Compensation Committee and the Corporate Governance/Nominating Committee.

Directors Shulman and Maxfield were appointed to the Board of Directors on February 24, 2020. Both of them serve on the Audit Committee and have been designated by the Board as Financial Experts.

Director Dunlaevy served on the Audit Committee until March 31, 2020.

16BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Board Committees and Responsibilities

The primary functions of each of the board committees are described below.

BOARD COMMITTEES	ROLES AND RESPONSIBILITIES
AUDIT COMMITTEE	Assists the Board of Directors in its oversight of the Company’s accounting and reporting practices

All Members Independent	Reviews the quality and integrity of the Company’s financial reports
Chair: Mr. Brunelle	Ensures the Company’s compliance with legal and regulatory requirements related to accounting and financial reporting

The Board of Directors has determined that Dr. Maxfield and Mr. Shulman qualify as Audit Committee Financial Experts under the rules of the Securities and Exchange Commission.	Oversees the Company’s internal audit function
Annually reviews and approves the internal and external audit plans
Engages with the Company’s independent registered public accounting firm (Crowe) and monitors its performance, reporting, and independence

COMPENSATION COMMITTEE	Approves the compensation objectives for the Company and its subsidiaries and establishes the compensation for the Chief Executive Officer and other Named Executive Officers of the Company

All Members Independent	Reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed
Chair: Mr. Davies

Reviews all compensation components for the Company’s Chief Executive Officer and other Named Executive Officers, including base salary, short-term incentive, long-term incentives/equity, benefits, and other perquisites

See the “Compensation Discussion and Analysis” section for more information regarding the role of the Compensation Committee management and compensation consultants in determining and/or recommending the amount or form of named executive compensation.

Reviews competitive market factors and examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the named executive officer’s total compensation package

Administers CEO employment agreement, change in control agreements, and equity incentive plans

COMPLIANCE & REGULATORY COMMITTEE
Oversees management’s implementation of compliance programs, policies, and procedures designed to identify and respond to the various compliance and regulatory risks of the Company and its subsidiaries

Majority of Members Independent	Monitors the preparations for regulatory examinations of the Company and the Bank
Chair: Mr. Mahoney
Oversees the Company’s information security program and monitors associated risks

Monitors significant legal or regulatory compliance exposure and oversees responses to material reports or inquiries from government or regulatory agencies

Ensures that the Company, Berkshire Bank and their affiliates have in place sound compliance management systems (“CMS”) as required by all applicable regulators and the Consumer Financial Protection Bureau (“CFPB”)

17BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

BOARD COMMITTEES	ROLES AND RESPONSIBILITIES
CORPORATE GOVERNANCE/NOMINATING COMMITTEE	Identifies qualified individuals to serve as Board members
Considers and recommends nominees for director to stand for election at the Company’s annual meeting of shareholders

All Members Independent	Determines the composition of the Board of Directors and its committees
Chair: Mr. Dunlaevy
Annually reviews policy, procedures and criteria for identifying candidates for election or appointment to the Board of Directors

Monitors a process to assess Board effectiveness, including annual Board and committee self-evaluations

Develops and implements the Company’s corporate governance guidelines, including annual reviews of the Company’s Corporate Governance Policy and Code of Business Conduct

Regularly receives reports from executive officers heading the Company’s investor relations and compliance and regulatory programs and periodically receives reports from other committee chairpersons regarding the work being done by their committees

CORPORATE RESPONSIBILITY & CULTURAL COMMITTEE
Oversee management’s implementation of Corporate Social Responsibility, Diversity & Inclusion, and Culture programs to foster belonging, enhance reputation, mitigate risk, promote competitive advantage, engage employees, and meet stakeholder expectations

Majority of Members Independent
Chair: Ms. Moffatt
Review, approve, and recommend programs and policies to the Board that are designed to identify, measure, monitor, control, and enhance Corporate Social Responsibility, Diversity & Inclusion, and Culture performance;

Monitor the performance of the Corporate Social Responsibility, Diversity & Inclusion, and Culture programs and policies by setting goals, examining social and culture risks, as well as reviewing opportunities and threats that could affect the Company

RISK MANAGEMENT & CAPITAL COMMITTEE	Oversees management’s program to limit or control the material business risks that confront the Company

Approves policies and procedures designed to lead to an understanding and to identify, control, monitor and measure the material business risks of the Company and its subsidiaries
Majority of Members Independent
Chair: Mr. Hughes	Plans for future capital needs

Reviews material business risks including, but not limited to, credit risk, interest rate risk, liquidity risk, regulatory risk, legal risk, operational risk, strategic risk, cyber-security risk, and reputation risk

Monitors the Company’s enterprise governance, risk management and compliance (“EGRC”) program, including development and implementation of risk management processes in the area of vendor management, data loss prevention, business continuity, policy management and testing and assessment of operational controls

Ensures compliance with regulations pertaining to capital structure and levels

18BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Audit Committee

For information about the Audit Committee and Berkshire’s Audit Committee financial experts, please see table above and the discussion related to the Ratification of the Public Accounting Firm in this proxy statement.

Identification and Evaluation of Director Candidates

The Corporate Governance/Nominating Committee is responsible for identifying and recommending to the Board of Directors candidates for Board membership. For purposes of identifying nominees, the Corporate Governance/Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Company and its subsidiaries. The Corporate Governance/Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Corporate Governance/Nominating Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below under “Director Eligibility Requirements.” If an individual fulfills these criteria, the Corporate Governance/Nominating Committee will conduct a background check and interview the candidate to further assess the qualities of the prospective nominee and the contributions they would make to the Board.

Criteria for Nomination to the Board of Directors

The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, including a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible and qualified for election to the Board of Directors, the Corporate
Governance/Nominating Committee will then evaluate the following criteria in selecting nominees:
• financial, regulatory, and business experience;
• familiarity with and participation in the local communities;
• integrity, honesty, and reputation in connection with upholding a position of trust with respect to customers;
• dedication to the Company and its shareholders; and
• independence.

The Committee will consider a candidate’s background, training, leadership ability and related skills across a broad spectrum of business, professional, entrepreneurial, educational and creative endeavors, as well as technical skills, experience and know-how in fields and professions outside the financial services industry (such as, by way of example, but without limitation, cyber-security, information technology and management, marketing, business and human capital development) that may assist the Company in strengthening, protecting or promoting its business. The Committee also will consider any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. We do not maintain a specific diversity policy, but diversity is considered in our review of candidates. Diversity is considered in terms of how a candidate’s background, experience, qualifications, attributes, and skills may complement, supplement or duplicate those of the Board.

With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills, and contributions that the existing director brings to the Board; and independence.

19BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director Eligibility Requirements:

•
No person shall be eligible for election or appointment to the Board of Directors: (i) if such person has, within the previous ten years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. 1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime.

•
No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative of a company, as that term is defined in Section 10 of the Home Owners’ Loan Act or any successor provision, of which any director, partner, trustee or shareholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors.

•	No person may serve on the Board of Directors and at the same time be a director of more than two other public companies, or their subsidiaries.

•
No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group, or of a group acting in concert (as defined in 12 C.F.R Section 303.81(b)), that includes a person who is ineligible for election to the Board of Directors.

•
The Board of Directors shall have the power to construe and apply the provisions of the Company’s bylaws and other governance documents, and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert.

•
Pursuant to our Corporate Governance Policy, individuals first appointed or elected to the Board of Directors on or after January 1, 2019 will no longer be eligible for re-election to the Board of Directors after their 75th birthday or the completion of their 12th year of service on the Board. For Directors serving before January 1, 2019, who have surpassed or are approaching either or both of these age and service time limits, the Chairman of the Board and the Corporate Governance/Nominating Committee shall work with any such Board members approaching mandatory retirement to ensure that timing issues are given due consideration and an appropriate transition and renewal of the Board occurs.

Consideration of Recommendations by Shareholders. It is the policy of the Corporate Governance/ Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/ Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a shareholder must submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at 60 State Street, Boston, Massachusetts 02109:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the shareholder making the recommendation, the name and address of such shareholder as it appears on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit their name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

20BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year. The Company has not received any recommendations from shareholders for director candidates to be considered for election at the Company’s 2020 Annual Meeting of Shareholders.

Board Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole board and through its committees. At least annually, the Board reviews strategic risks and opportunities facing the company and certain of its businesses. Other important categories of risk are assigned to designated Board committees that report back to the full Board. In general, the committees oversee the following risks:

Audit Committee	Accounting and Financial Reporting
Compliance with Legal and Regulatory Requirements Related to Accounting and Financial Reporting
Compensation Committee	Compensation Programs
Talent Acquisition, Retention, and Development
Corporate Governance/ Nominating Committee	Governance Policies and Procedures
Board Organization and Membership
Committee Membership and Periodic Rotation of Chairpersons
Corporate Responsibility & Culture Committee	Customer, Community, and Employee Engagement
Reputational Risk and Business Development
Talent Acquisition, Retention, and Development
Risk Management & Capital Committee	Credit Risk
Interest Rate Risk
Liquidity and Capital Risk
Operational and Strategic Risk
Cyber-security
Regulatory & Compliance	Legal, Regulatory, and Compliance Risk
Information Security

21BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Code of Business Conduct and Anonymous Reporting Line Policy

The Company has adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Business Conduct, sets forth the ethical rules and standards by which all employees, officers and directors of the Company and its subsidiaries must conduct themselves, and addresses, among other things, conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. The Code of Business Conduct, which also strictly prohibits harassment of any kind in the workplace, is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, a zero tolerance culture and safe environment free from harassment of any kind, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Paired with the Code of Business Conduct, the Company has also adopted a related Anonymous Reporting Line (also known as the Whistleblower Reporting Line) Policy, under which the Audit Committee maintains and monitors an anonymous “whistleblower” reporting hotline service that all Berkshire personnel are encouraged to use for reporting actual or potential wrongdoing, apparent or suspected violations of the Code of Business Conduct, or other misconduct by any corporate actors. Both the Code of Business Conduct and the Anonymous Reporting Line Policy are reviewed and acknowledged annually by all of Berkshire’s directors, officers and employees, and both are written and implemented to ensure that no retaliation is permitted against any Company personnel who report an incident of harassment or any other misconduct in good faith. Copies of the Company’s Code of Business Conduct and Anonymous Reporting Line (Whistleblower Reporting Line) Policy are available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).

Anti-Hedging and Pledging Restriction Policy

The Company has adopted a policy that prohibits hedging of Company common stock for all officers of the Company with the title of vice president or higher, all directors, and all persons in the accounting, executive, finance and legal departments (the “Restricted Group”). While there is no prohibition against employees who are not in the Restricted Group to hedge Company common stock, these employees are prohibited from trading Company common stock while in the possession of material non-public information. Under the policy, no person in the Restricted Group may at any time engage in (i) any short sale of Company common stock or other sale of any equity securities of the Company that they do not own, or (ii) any transactions in publicly-traded options, such as puts, calls and other derivative securities based on Company common stock, including, but not limited to, any hedging, monetization or similar transactions designed to decrease the risks associated with holding Company common stock, such as zero-cost collars and forward sales contracts. Generally, a short sale means any transaction whereby one may benefit from a decline in the Company's stock price. In addition, employees, officers and directors are discouraged from pledging Company common stock as collateral for margin purchases or a loan. However, exceptions to this pledging limitation may be granted, if good cause is shown.

22BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | DIRECTOR COMPENSATION

Director Compensation

The Company uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Restricted stock grants are intended to align directors’ interests with those of the Company’s shareholders. The Compensation and Corporate Governance/Nominating Committees review director compensation and benefits annually and make recommendations to the Board. The following table provides the compensation received by individuals who served as directors (except for Mr. Marotta, whose compensation is reported in the Summary Compensation Table) of the Company during the 2019 fiscal year. The stock award amounts increased in 2019 to $45,000 from $35,000 in the prior year. Mr. Marotta did not receive separate compensation for his service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Baye Adofo-Wilson(3)	$28,000	$—	$—	$—	$28,000
Paul T. Bossidy(4)	$33,000	$45,000	$—	$1,923	$79,923
Rheo A. Brouillard(3)(5)	$28,000	$—	$—	$7,201	$35,201
David M. Brunelle(6)	$61,000	$45,000	$—	$413	$106,413
Robert M. Curley(7)	$56,000	$45,000	$—	$126,406	$227,406
John B. Davies	$62,000	$45,000	$—	$1,923	$108,923
J. Williar Dunlaevy(8)	$66,000	$45,000	$—	$1,958	$112,958
William H. Hughes III(3)	$28,000	$—	$—	$—	$28,000
Cornelius D. Mahoney	$59,000	$45,000	$—	$1,923	$105,923
Pamela A. Massad(9)	$60,000	$45,000	$—	$693	$105,693
Laurie Norton Moffatt	$63,000	$45,000	$—	$1,923	$109,923
Richard J. Murphy(10)	$59,000	$45,000	$—	$1,923	$105,923
William J. Ryan(11)	$112,000	$45,000	$—	$1,923	$158,923
Patrick J. Sheehan(4)	$28,000	$45,000	$—	$1,753	$74,753
D. Jeffrey Templeton	$56,000	$45,000	$—	$1,923	$102,923

(1)
Represents the grant date fair value of the restricted stock awards which has been computed in accordance with the stock based accounting rules under FASB ASC Topic 718. Amounts shown are the aggregate grant date fair value of restricted stock awards, with the grant date fair value based on the closing price of the Company’s common stock on the applicable grant date. See Note 22 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2019. Since January 30, 2004, no stock options have been granted to any directors. Directors serving as of December 31, 2019, (except for Mr. Marotta, whose compensation is reported in the Summary Compensation Table below) had the following number of unvested shares of restricted stock and stock options outstanding:

Name	Unvested Restricted Stock	Stock Options Outstanding
Baye Adofo-Wilson	—	—
Rheo A. Brouillard	—	—
David M. Brunelle	2,233	—
Robert M. Curley	2,562	—
John B. Davies	2,562	—
J. Williar Dunlaevy	2,562	—
William H. Hughes III	—	—
Cornelius D. Mahoney	2,562	—
Pamela A. Massad	2,233	—
Laurie Norton Moffatt	2,562	—
William J. Ryan(11)	2,562	—
D. Jeffrey Templeton	2,562	—

(2)	Reflects dividends paid when restricted stock becomes vested.

23BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | DIRECTOR COMPENSATION

(3)	Messrs. Adofo-Wilson, Brouillard and Hughes were elected to the Company and Bank Boards of Directors on May 30, 2019.

(4)	Messrs. Bossidy and Sheehan retired from the Company and Bank Boards of Directors, effective as of the 2019 Annual Meeting.

(5)	Includes $7,201 in imputed income on split dollar insurance recognized by Mr. Brouillard.

(6)	Includes $136 in imputed income on split dollar insurance recognized by Mr. Brunelle.

(7)	The total amount included in “All Other Compensation” reflects Mr. Curley’s salary in the amount of $120,000 as Chairman of the New York region of Berkshire Bank and club dues of $4,483

(8)	Includes $35 in imputed income on split dollar insurance recognized by Mr. Dunlaevy.

(9)	Includes $416 in imputed income on split dollar insurance recognized by Ms. Massad. Ms. Massad will retire from the Company and Bank Boards of Directors, effective as of the 2020 Annual Meeting.

(10)	Mr. Murphy retired from the Company and Bank Boards of Directors, effective as of September 19, 2019.

(11)	Mr. Ryan will retire from the Company and Bank Boards of Directors, effective as of the 2020 Annual Meeting, due to health reasons.

Retainers for Non-Employee Directors. The following table sets forth the applicable retainers that will be paid to our non-employee directors for their service on our Board of Directors during 2020.

Annual Cash Retainer for Board Service	$40,000
Annual Cash Retainer for Chairman of the Board of Directors	$90,000
Annual Equity Retainer for Board Service	$50,000
Annual Cash Retainer for Audit Committee Chair	$13,000
Annual Cash Retainer for all other Committee Chairs	$6,000
Annual Cash Retainer for Attendance at Audit Committee Meetings	$12,000
Annual Cash Retainer for Attendance at all other Committee Meetings	$8,000

24BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

Proposal 2: Advisory Vote on Executive Compensation

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The Board of Directors recommends approval of its Named Executive Officer (“NEO”) compensation as set forth herein.

Background. In accordance with Section 14A of the Securities Exchange Act of 1934, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution at the annual meeting to approve our executive compensation as described below in the Compensation Discussion and Analysis, compensation tables and narrative discussion of NEO compensation presented in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the Company’s executive pay program.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of shareholder value. The Board of Directors believes the Company’s compensation policies and procedures achieve this objective, and therefore recommend shareholders vote “FOR” the proposal.

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Is the Shareholder Vote Binding on the Company? This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Compensation Committee will consider the vote of the shareholders when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

25BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

Compensation Discussion and Analysis

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In this section we explain our compensation philosophy, describe the material components of our executive compensation program, and review the 2019 compensation for our Named Executive Officers (“NEOs”) listed below. Their compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. The following Compensation Discussion and Analysis (“CD&A”) focuses on the key factors we believe shareholders should focus on in their evaluation of our “Say-on-Pay” proposal. This section also discusses the role of the Compensation Committee (“the Committee”).

Named Executive Officers(1)
Richard M. Marotta (2)	Chief Executive Officer
Sean A. Gray (2)	President and Chief Operating Officer
James M. Moses	Senior Executive Vice President and Chief Financial Officer
George F. Bacigalupo	Senior Executive Vice President, Commercial Banking
Gregory D. Lindenmuth (3)	Senior Executive Vice President, Chief Risk Officer

(1)
The principal positions listed above represent the titles of each of the Named Executive Officers at Berkshire Bank, the wholly owned subsidiary of Berkshire Hills Bancorp, Inc. The principal position of each of the Named Executive Officers at Berkshire Hills Bancorp, Inc. is as follows: Mr. Marotta is President and Chief Executive Officer, Mr. Gray is Senior Executive Vice President, Mr. Moses is Senior Executive Vice President and Chief Financial Officer and Mr. Bacigalupo is Senior Executive Vice President.

(2)
Mr. Marotta was appointed to Chief Executive Officer of the Bank and Mr. Gray was appointed to President and Chief Operating Officer of the Bank effective November 26, 2018. Prior to these appointments Mr. Marotta served as President of the Bank and Mr. Gray served as Chief Operating Officer of the Bank.

(3)
Mr. Lindenmuth was identified as an NEO at the end of 2019. The fifth NEO at December 31, 2018 was Linda Johnston, SEVP, Chief Human Resources Officer, who retired at the end of March 2019. Throughout this discussion, reference is sometimes made to the other four NEOs, who are referred to as “Continuing NEOs”. Mr. Lindenmuth’s compensation in 2019 was primarily managed by Mr. Marotta prior to Mr. Lindenmuth’s identification as an NEO.

26BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Company Performance Overview

In 2019, the Company launched new strategic initiatives towards building a 21st century purpose driven community bank targeted to future-proof the Company in coming decades. The Company reshaped its business focus and balance sheet structure to improve its financial condition and adjust to margin pressures while investing in community oriented products and services. The Company also successfully completed a significant market extension bank acquisition which increased both assets and deposits by approximately 14%. Per share earnings declined due mainly to one commercial loan write-off as well as margin compression. The Company had a strong 26% total stock return which exceeded peers.

Executive Compensation Key Principles

Our philosophy is to provide an executive compensation program that rewards long-term value for our shareholders and promotes sound risk management. The key principles that support our philosophy are:

✓    Attract and retain highly talented executives committed to our success

✓    Pay for performance

✓    Align executive interests with those of our shareholders

✓    Manage risk through oversight and compensation design features and practices

The Compensation Committee considered input from shareholder engagement, third party proxy analyses, and the results of the advisory 2019 “Say on Pay” vote. The Committee noted this advisory vote showed strong approval in 2019. The 2019 Proxy Statement included discussion and disclosure or the 2019 direct compensation decisions for the CEO and President, which are the major elements driving total NEO compensation as reported in this Proxy Statement.

2019 Compensation Overview

NEO compensation is targeted to be in the midrange compared to similar size peers, subject to performance conditions. NEO compensation changes in 2019 were primarily the result of the promotions of Messrs. Marotta and Gray to the positions of CEO and Bank President, respectively. These position changes and the 2019 compensation impact were discussed in the 2019 Proxy Statement. Compensation for these two positions decreased from prior periods due to the higher compensation amounts paid to the prior CEO. Additionally, the position of Chief Operating Officer was combined with the President’s position, eliminating this as the third highest compensated position.

The other NEOs also received salary increases due to the Company’s strong 2018 performance and growth. Short and long term incentive compensation opportunities for all NEOs are linked to salaries. The short term incentive payout is based totally on achievement of performance goals. The percentage of the long term incentive based on performance was increased in 2019 to 60% from 50%, and the long term component was increased as a percentage of total compensation based on market competitiveness and to further incent long term value creation and shareholder alignment.

Performance based compensation paid in 2019 decreased because Company performance was below target. Short term NEO compensation was 47% of the target opportunity amount and performance based long term compensation vesting in 2019 was 67% of the target opportunity amount.

Overall, the plan operates as designed by paying less when performance targets are not achieved. The Committee believes that compensation is reasonable and responsive to results, and that pay-performance alignment remains appropriate relative to peers.

27BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Highlights of our Compensation and Governance Programs

WHAT WE DO
Pay for Performance: A significant portion of each NEO’s annual compensation target is variable and tied to company and individual performance results. The Company uses a mix of performance metrics and our short- and long-term plans provide a balanced timeframe for incentive opportunities.

Link Performance Measures with Strategic Objectives: Performance measures and individual goals for incentive compensation are linked to strategic, operating and financial goals designed to create long-term shareholder value.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote and evaluate voting results.
Shareholder Engagement: As part of the Company’s shareholder outreach program, members of the Compensation Committee and members of management welcome engagement with shareholders to better understand their perceptions and views on our executive compensation program.

Independent Compensation Consultant: The Compensation Committee engages its own independent compensation consultant to review the Company’s executive compensation program and practices.
Stock Ownership Guidelines: We have significant stock ownership guidelines requiring our executives and directors to hold substantial equity ownership.
Clawback Policy: The clawback policy allows the Board to recover incentive compensation paid to an executive if the financial results that the compensation was based on are materially restated due to fraud, intentional misconduct or gross negligence.

Incentivize Sound Risk Management: Our compensation program includes features intended to discourage employees from taking unnecessary and excessive risks, including balanced performance metrics, emphasis on long-term shareholder value creation, and clawback provisions. The Chief Risk Officer conducts an annual risk assessment which is used by the Committee in assessing the soundness of the compensation program.

WHAT WE DON'T DO
Gross-ups for Excise Taxes: We have not provided change-in-control tax gross-ups clauses since 2008, nor do we have any intention to include this feature in future contracts. At this time, one legacy NEO change in control agreement remains in place with this feature; the potential impact of this contract clause is not material.

Hedging and Pledging: All of our officers with the title of vice president or higher,  directors, and all persons in the accounting, executive, finance and legal departments are prohibited from engaging in hedging, monetization, derivative or similar transactions with Company securities. We also have a policy that discourages pledging of company securities, with very limited exceptions.

Contracts: Our executives, with the exception of the CEO, are all employed “at will” and the relationship may be terminated by the Company or the employee at any time without any severance payments.
Dividends: We do not pay dividends on any restricted stock compensation until vested.

Compensation Philosophy and Objectives

The primary philosophy and objective of our compensation program is to align the interests of our executives with shareholders by rewarding performance against established corporate financial and strategic goals, solid executive leadership and strong individual executive performance. We strive to attract, motivate and retain a highly qualified and talented team of executives who will lead Berkshire to maximize long-term performance and earnings growth. The Committee regularly reviews executive compensation program elements to ensure they are consistent with safe and sound business practices, regulatory requirements, emerging industry best practices and shareholder interests.

28BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Key Principles That Support Our Philosophy

Attract and retain highly talented executives committed to our success	Provide competitive total compensation that enables us to attract and retain highly talented executives with experience and leadership abilities to grow and sustain our business
Target total compensation opportunities to reflect the median of market; defined as banks similar in size and business model to Berkshire
Pay for performance alignment	Measure our success through a balanced portfolio of performance metrics that rewards corporate and individual success
A significant portion of total compensation is “at risk” and based on short and long-term performance
Financial performance results fund our annual incentive plan and determine a portion of long-term equity vesting
Long-term equity compensation was granted with 60% of the grant tied to 3-year performance and 40% vested over 3 years
Align executive interests with those of our shareholders	Performance goals are directly aligned with our strategic and operating objectives targeted towards long-term shareholder value
Rigorous stock ownership requirements to ensure our executives hold stock throughout their tenure as executives
A significant portion of executive compensation, consisting of our long-term incentive, is in the form of Company shares
Manage risk through oversight and compensation design features and practices	Total compensation program incorporates a balanced approach that includes pay that is fixed and variable, short- and long-term, and in the form of both cash and equity
Multiple goals in our incentive plans to reinforce financial, operational, risk, and shareholder considerations
Committee can apply discretion to negatively adjust incentive compensation in consideration of risk management objectives
Balance of short-term and long-term incentives, cash and equity, annual and multi-year performance periods, with 3 year performance in the long-term plan
Incentive plan caps for maximum payments
Clawback policy that allows for recoupment of compensation for financial restatement or misconduct
Compensation Drivers	Incentive plans designed to encourage achievement of our strategic business goals and reinforce our business values
Pay levels that are fair, competitive and internally equitable
A focus on the attainment of our vision, business strategy, operating imperatives, and results
Recognition of Company and individual performance
Consideration of market and best practices

29BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Decision-Making Process

Our Committee, which is composed solely of independent directors, is responsible for establishing, implementing and continually monitoring all elements of compensation for the NEOs.

Setting Performance Goals

•
Each year, along with its independent compensation consultant, the Committee reviews our compensation program to determine competitiveness and effectiveness, and evaluate whether any changes should be made for the next fiscal year. In the first quarter of each fiscal year, the Committee approves the components of compensation for each NEO and the performance goals for each corporate performance measure.

•
Annually the Committee establishes Company financial and CEO individual performance goals; the CEO sets individual performance goals for each of the other NEOs, subject to the review of the Committee. The individual goals are designed to drive our strategic corporate goals.

•	The Committee meets regularly throughout the year, both with management and in executive session to review Company performance against the performance goals.

Determining Compensation

•
The Committee annually conducts a review of each NEO and the Company’s performance measured against established financial and individual performance goals. As part of this review process, the CEO reviews with the Committee the performance of each NEO relative to the individual goals and presents his compensation recommendations based on his review. The Committee then independently reviews and, if desired, modifies any compensation recommendations prior to approving all compensation decisions for the NEOs.

•
The CEO’s performance is reviewed by the Committee in conjunction with a self-assessment and a formal CEO evaluation process and discussion with other independent directors. The CEO is not present when the Committee makes decisions on his compensation. The Committee meets with the CEO to present its decisions and review the Board’s assessment of his performance.

•
The Committee’s objective is to ensure that total compensation paid to the NEOs is fair, reasonable and performance based, while aligning with shareholder interests. In addition, the Committee annually conducts an executive compensation review with the compensation consultant to set compensation opportunities and ensure market competitiveness. The consultant also provides periodic assessment of pay-performance alignment.

Contribution from the Independent Compensation Consultant

•
During 2019, the Committee’s independent compensation consultant provided a number of consultations and presentations to the Committee. These included a presentation on executive compensation trends and external developments, an annual competitive evaluation of NEO compensation, draft review and comments on the CD&A, development of the peer group used for competitive analysis and attended committee meetings as requested by the Committee Chair.

30BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Factors Considered in Compensation Decision Process

The Committee considers many factors when making pay decisions throughout the year. In addition to the market data provided by the independent consultant, the Committee also considers various analyses, information, and input including, but not limited to:
>    Overall operational and financial performance
>    Total shareholder return on an absolute and relative basis and stock price performance
>    Executive individual performance results relative to their individual financial and strategic goals
>    Strategic plan progress and performance relative to annual budget
>    Demonstration of behaviors that support our culture and brand
>    Executive stock ownership levels
>    Qualitative input from the Committee and other independent directors
>    External influences, economic conditions and industry factors
>    Risk assessment considerations
>    Income tax factors
>    Internal equity
>    CEO pay ratio
>    Compensation trends and best practices
>    Advisory Say on Pay voting results

31BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Benchmarking Analysis - Compensation Peer Group

The Committee considers the structure of compensation programs and pay levels at other publicly traded banks similar in size and business model to Berkshire when evaluating our compensation program. Annually, the Committee’s independent compensation consultant conducts a comprehensive competitive market analysis using the peer group and other industry survey data. The peer group is developed by the consultant in conjunction with management and approved by the Committee as part of our use in analyzing and setting annual salaries and incentive target opportunities. The Committee annually reviews and updates the peer group, as necessary upon recommendation of the compensation consultant. The compensation consultant used the peer group and other published industry surveys to conduct the competitive review. They also used peer and their proprietary banking industry database to share general industry compensation trends.

Peer Group Criteria: The peer group developed in 2018 to apply to 2019 pay program targets included exchange traded banks nationwide ranging from $8 to $20 billion in assets, with similar business models, revenues and regulatory hurdles to Berkshire. Due to the large number of banks and to refine to a reasonable number of institutions, the peer group excluded banks located in the West and in Texas. The following group shows the peer companies identified in 2018 and used for 2019 pay program considerations:

Peer	Ticker
Ameris Bancorp	ABCB
Atlantic Union Bankshares Corporation	AUB
BancorpSouth Bank	BXS
CenterState Bank Corporation	CSFL
Community Bank System, Inc.	CBU
Customers Bancorp, Inc.	CUBI
FCB Financial Holdings, Inc.	FCB
First Financial Bancorp	FFBC
First Merchants Corporation	FRME
First Midwest Bancorp, Inc.	FMBI
Great Western Bancorp, Inc.	GWB
Heartland Financial USA, Inc.	HTLF
Home BancShares, Inc.	HOMB
Independent Bank Corp.	INDB
NBT Bancorp, Inc.	NBTB
Old National Bancorp	ONB
Renasant Corporation	RNST
Simmons First National Corporation	SFNC
South State Corporation	SSB
TowneBank	TOWN
Trustmark Corporation	TRMK
United Bankshares, Inc.	UBSI
United Community Banks, Inc.	UCBI
WesBanco, Inc.	WSBC

32BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Elements and Pay Mix

Direct compensation consists of three main components: Base Salary, cash based Short-Term Incentive (“STI”), and stock based Long Term Incentive (“LTI”). Total compensation includes a fourth component of Other Compensation consisting of Benefits and Perquisites. Incentive based compensation mostly utilizes non-GAAP performance measures. For a reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures, please see Appendix A. Total direct NEO compensation opportunity granted by the Committee in 2019 was as follows:

	Variable - Performance Based	Long Term - Equity Based
CEO	50%	40%
All Five NEO's	44%	35%

Base Salary

The Company’s base salary program is designed to provide competitive base pay reflective of an executive’s role, responsibilities, contributions, experience, leadership and performance. Salaries are generally targeted to be within the range of market median and are expected to sufficiently discourage inappropriate risk taking by executives. Salary increases are effective in January of each year.

2019 Salary Summary. Mr. Marotta received a 24% salary increase in 2019 and Mr. Gray’s increase was 19%. These increases were primarily due to their promotions to CEO and President, respectively, in November 2018. These increases were described in the 2019 proxy statement. The combined salaries for these positions remain lower than the prior year before the CEO change. Additionally, the separate position of Chief Operating Officer was combined with the President position, eliminating this separate third highest compensated position. Mr. Moses and Mr. Bacigalupo each received 7% raises due to Company performance and growth, including the approximate 14% increase in total assets and deposits related to the bank acquisition in 2019. The salary for Mr. Lindenmuth was the same as for Ms. Johnston who was an NEO in 2018 before her retirement.

33BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Short-Term Incentive Program (STI)

The Company’s short-term incentive compensation program is designed to align executives’ interests with the Company’s strategic plan and critical annual performance goals by providing meaningful “pay-at-risk” that is earned each year based on performance results. It also seeks to motivate and reward achievement of specific Company, business unit and individual performance goals with competitive compensation when performance goals are achieved; above or below median pay when performance results are above or below goals.

The Committee sets and approves award targets as a percentage of base salary. Our incentive pool funding is the total of participants’ target opportunities with a goal to fund payouts at target for achieving pre-defined “target” performance goals. The incentive pool funding ranges from 0% - 150% of target based on actual performance. The maximum award for any participant, in consideration of Corporate and Individual performance is capped at 200% of target.

Each year, in the first quarter, the Committee sets specific incentive metrics and goals that align with our strategic plan. The Committee sets threshold and stretch goals for each incentive metric. Target goals (in other words, our budget) are expected to have some stretch and not be “guaranteed”. Threshold performance goals and awards are intended to reward solid performance but at reduced payout levels. Stretch performances is expected to represent strong performance that is unlikely, but possible, if we exceed all our goals.

The Committee approves the Corporate Scorecard as well as the Chief Executive Officer’s individual goals. The CEO prepares goals for NEOs; the Committee can modify the goals at its discretion and approves the final goals at the beginning of each year. Once the Corporate Scorecard results and pool funding are known, individual performance is assessed to determine and allocate the actual awards from the amount that has been funded to the pool. The Committee determines awards in consideration of Individual performance but with the discretion to consider other factors such as Company performance shortfalls and/or regulatory and safety and soundness concerns and/or based on risk management considerations.

2019 STI Program Summary. For 2019, the Corporate Scorecard and STI funding pool (at target) increased due to the promotions and salary growth described above. The individual targets were defined as a percent of salary: the CEO’s target was 75%, the President’s target was 55%; the CFO and Commercial executive targets were 45%; and the Risk Officer was 30%. These percentages were unchanged from the prior year. The targets for Mr. Marotta and Mr. Gray reflected their promotions to CEO and President in November 2018, and were previously described in the 2019 Proxy Statement.

While the STI targets increased in 2019, the STI payments decreased due to lower plan achievement. The NEO incentive payout measured 47% of target in 2019, compared to 124% in 2018. The lower 2019 payout percentage was primarily due to the impact of one large commercial loan write-off during the year, as well as margin compression. The total STI payout for the four continuing NEOs decreased by 49% in 2019 compared to 2018, as the lower payout ratio more than offset the increase in the targets.

Overall, the incentive operated as designed by paying less when performance targets are not achieved.

34BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Company Measures and Funding of the Incentive Pool

The Committee established an incentive pool for the twelve senior executives of the Company, based on the total of the incentive opportunities for each executive (defined as a percentage of each person’s salary). The Committee establishes performance goals for the Corporate Scorecard that determine the pool available for payout of incentive compensation. The Committee also establishes a minimum trigger or gate level of performance, which is defined as 75% of targeted core earnings, which must be achieved in order for the plan to fund any compensation.

Once the minimum is achieved, the incentive pool funding is determined based on Company performance relative to four performance goals, evenly weighted. In 2019, the Committee replaced the Core Earnings performance measure with a Core EPS measure to better align with shareholder interests. The other performance measures were unchanged from 2018.

The Core Earnings trigger is a non-GAAP measure that excludes certain amounts which the Company has identified as unrelated to its normal operations; described as “adjusted net income” in Form 10-K. For a summary of certain non-GAAP performance measures, please see Appendix A. Below is a summary of the Corporate Scorecard metrics:

Performance Measure	Definition
Core EPS	Core EPS (a non-GAAP measure calculated as core earnings per share on a diluted basis.
Expense Management	Efficiency Ratio (a non-GAAP measure calculated as adjusted non-interest expense as a percentage of adjusted revenue; adjusted for designated items, intangibles, and tax credit adjustments)
Asset Quality
Criticized Asset Ratio (calculated as criticized assets as a percentage of the sum of Bank Tier 1 capital and the loan loss allowance; criticized assets are those assets rated Special Mention or worse in Berkshire Bank’s risk rating system)

Core Return on Assets	Core Return on Assets (a non-GAAP measure calculated as core earnings as a percentage of total average assets)

Each goal has a defined range of performance; threshold funds the pool at 50%; target performance funds the pool at 100% and stretch performance funds at 150%. Funding is interpolated proportionally based on actual performance within these ranges. These funding ranges are unchanged from the prior year and are viewed as within a normal range among Company peers. The Committee will consider and discuss overall risk and can also adjust the pool downward to reflect any risk, regulatory or shareholder issues. The objective is to ensure our incentive plan is funded appropriately based on profits and strategic results.

35BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2019 Corporate Scorecard Metrics, Goals, and Results

The core earnings goal for 2019 was $133 million, which was higher than the $125 million originally reported core EPS result in 2018 due to the planned acquisition of SI Financial in 2019. The 2019 STI trigger was set at 75% of the goal, or $100 million. Actual core earnings totaled $119 million in 2019, which exceeded the trigger and therefore allowed for the funding of the total STI pool based on performance compared to target. The loss from discontinued operations was excluded from core results in 2019.

Each Corporate performance measure has defined goals for threshold, target and stretch performance. The goals for threshold and stretch represent approximately +/-10% for Core EPS, +/-7% for Expense Management, +/- 25% for Asset Management, and +/- 5% for Core Return on Assets. These ranges were broadened out in 2019 from the ranges used in 2018, which were approximately +/- 5% for Core EPS, +/-5% for Expense Management, +/- 15% for Asset Quality, and +/- 5% for Core Return on Assets. This change allowed the Committee to better differentiate performance at the Company and individual levels.

The table below summarizes the performance goals, results and incentive funding for 2019:

Performance Measure	Weighting	Threshold	Target	Stretch	Result	Funding
Core EPS	25%	$2.42	$2.69	$2.96	$2.40	0%
Expense Management	25%	59.0%	55.0%	51.0%	55.6%	92%
Asset Quality	25%	21.0%	17.0%	13.0%	19.3%	71%
Core Return on Assets	25%	0.98%	1.03%	1.08%	0.93%	0%
Weighted Funding						41%

The considerations in setting the 2019 corporate targets and evaluating performance are shown below.

•
The core EPS target was established at $2.69 which was similar to the $2.71 actual result originally reported in 2018. In 2019, changes in expected purchase accounting were expected to decrease EPS, and management was incented to develop initiatives to offset the impact of this decrease. Actual core EPS in 2019 was $2.40, including the $0.23 per share after-tax impact of one large commercial loan write-off. EPS in 2019 was also pressured by margin compression driven by the effect of unexpected lower market interest rates on the Company’s asset sensitive balance sheet. Core EPS did not meet the $2.42 EPS threshold and the payout allocation for Core EPS was therefore zero.

•
The expense management goal is reflected by our efficiency ratio, and was targeted at 55.0%, which was better than the 58.3% actual result originally reported in 2018. This target goal required strong expense management to offset the impact of lower accretion revenue noted above and to capture the benefits of non-core merger and restructuring costs incurred in prior years. The actual performance of 55.6% was just slightly below the target of 55.0%, illustrating our achievement of most of the targeted improvement from the prior year. Core expenses were managed below budget in 2019 to help offset the impact of unanticipated decreases in market interest rates. Management earned 92% of the targeted payout for this measure, based on interpolation between actual and threshold amounts for the efficiency ratio.

•
The asset quality goal measures the level of criticized assets in relation to regulatory capital. The target for this metric was set at 17%, which was unchanged from the 17% actual performance in 2018. The target anticipated continued strong asset management and problem loan resolutions. The actual result was 19%, which represented ongoing strong asset management but did not achieve the target. Using interpolation, a payout factor of 71% was established for this metric.

•
The core return on assets target goal was set at 1.03%, compared to actual results of 1.07% originally reported in 2018. The factors discussed above for core EPS had similar impacts on setting this target, along with the impact of increasing assets with the SI Financial merger. The actual core ROA in 2019 was 0.93%, which was below the 0.98% performance threshold for core ROA. Accordingly, the payout factor for this metric was zero.

36BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The above metrics were each weighted at 25%, and actual performance resulted in a total weighted pool funding of 41%. The pool funding was mostly impacted by the one large loan loss and the margin compression previously described. As discussed in the Form 10-K, management undertook a number of steps in 2019 towards its objective of building a 21st century community bank focused on purpose driven performance. These mission related initiatives are long term and strategic and are targeted to future-proof the company in coming decades. From a financial perspective, management conducted a strategic review in 2019 and developed several initiatives to respond to current conditions and to target more sustainable long term profitability. Management also completed the acquisition and integration of SI Financial in 2019, resulting in a strengthened regional footprint. These and other actions are more fully discussed in Management’s Discussion and Analysis in the Form 10-K.

The Committee also considered any risk, regulatory or shareholder issues and determined that there was no basis for adjusting the pool funding downward in 2019. Enterprise risk and regulatory measures remained appropriate. The Company’s TSR was a strong 26% in 2019 and exceeded the industry peer index as reported in Item 5 of the 2019 Form 10-K. Shareholders received a 5% dividend increase in 2019.

Once incentive pool funding was determined, the Committee reviewed each NEO’s progress against his or her individual performance goals and contributions to overall company performance and strategic accomplishments to determine individual compensation. Incentive opportunities are based on a percentage of salary for each NEO, and an NEO could receive an award from 0% to 200% of the incentive opportunity. The Committee determined that Messrs. Marotta, Gray, and Lindenmuth earned 41% of their individual incentive opportunity, which was equal to the pool funding ratio. The Committee determined that Mr. Moses earned 58% of his incentive opportunity and that Mr. Bacigalupo earned 68% of his incentive opportunity. Collectively, the NEO’s in 2019 earned 47% of their short term incentive funding opportunity based on their overall contribution to the incentive pool funding earned by the twelve senior executives as a group.

A summary of the individual incentive fundings is below:

	2019 Salary	Target Percent	Target	2019 Incentives	% target
Marotta	$675,000	75%	$506,250	$206,550	41%
Gray	$550,000	55%	$302,500	$124,000	41%
Moses	$400,000	45%	$180,000	$105,000	58%
Bacigalupo	$375,000	45%	$168,750	$115,000	68%
Lindenmuth	$300,000	30%	$90,000	$36,750	41%

Performance contributions in 2019 from the NEOs included the following:

Mr. Marotta, CEO

•
In his new role as CEO, introduced and led the development of our strategic vision for building a 21st century community bank with a focus on purpose driven performance to create value for all stakeholders

•	Oversaw the strategic review and initiatives to offset margin compression, strengthen the balance sheet, and develop more sustainable profitability

•	In his new role as CEO, worked with the Board to evolve governance and leadership in support of our culture, values, and strategic vision

•	Achieved core elements of the Company’s 2019 budget before the impact of one commercial loan write-off and the unexpected decrease in market interest rates

37BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Gray, President and COO

•	In his new role as Bank President, supported the rollout of the Company’s new strategic vision across the Bank’s market and operating teams

•	Completed the closing and integration of the SI Financial acquisition, the Company’s second largest acquisition, which strengthened the franchise with the acquired operations

•	Achieved most of the initiatives to improve efficiency and achieve merger related cost saves

•	Provided leadership to oversee the new Regional President positions to drive performance for community stakeholders

Mr. Moses, CFO

•	Constructed and implemented financial framework for strategic initiatives undertaken in 2019

•	Achieved balance sheet restructuring objectives to support liquidity and capital goals

•	Oversaw market operations and financial reporting in support of asset sales and merger integration

•	Oversaw stock repurchase program and effectively managed investor communications about company initiatives and values based strategic initiatives to serve all stakeholders

Mr. Bacigalupo, SEVP – Commercial

•	Supported strategic focus on relationship and return objectives for loan portfolio and release of less strategic assets

•	Maintained strong business development pipeline with focus on strategic disciplines for business selection

•	Oversaw commercial side of merger integration in support of sustaining market penetration in new markets

•	Supported efficiency strategies, organized commercial verticals, and supported regional leadership initiatives

Mr. Lindenmuth, SEVP – Risk

•	Expanded and deepened enterprise risk management processes and regulatory relations

•	Generally maintained favorable asset quality metrics and oversaw CECL accounting preparation

•	Took on compliance oversight

38BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Long-term Incentive Plan (LTI)

The Company’s long-term incentive/equity compensation program is designed to align senior executives with long-term interests of the Company and shareholders through stock-based compensation. The program also seeks to provide reward for superior multi-year performance, encourage stock ownership, and enhance our ability to retain our top performers.

2019 LTI Awards Summary. Grants were made in January and awarded as 60% performance shares and 40% time-based restricted stock. This was changed from the 50%/50% mix previously provided based on shareholder feedback in 2018 and to more closely align with shareholder value. Growth in 2019 target awards was partly due to the promotions of Messrs. Marotta and Gray to their new roles as CEO and President/COO; these awards were previously disclosed in the 2019 Proxy Statement. The Committee increased overall long-term incentive compensation for all NEOs based on its annual review of market competitiveness and to further incent long term value creation with compensation based on future results achieved. The CEO’s long term grant increased to approximately 120% of salary from 100% and the President’s grant increased to 90% from 70%. The LTI grant was increased to 65% of salary from 55% for Mr. Moses and to 60% from 25% for Mr. Bacigalupo.

LTI Program Overview. Each year in the first quarter the Committee determines, at its discretion, the terms of the equity incentive plan, the timing of the awards, the recipients who may be granted awards, and the form and amount of awards.

Long-term incentive awards are intended to:
•Provide a meaningful portion of total compensation in stock-based awards
•Align executives with our shareholders
•Reward long-term performance and avoid excessive risk taking
•Encourage retention of our key senior executives
•Balance compensation rewards with risk through long-term vesting tied to performance

In determining the form and amount of equity awards to be granted to our NEOs in 2019, the Committee considered competitive market practices, including the market range for each position, Company performance and individual performance, expected future contributions by each individual, recommendations from the CEO (for NEOs other than himself) and each NEO’s total compensation, as well as the financial and economic environment and total stock returns. The Committee also considered incentives provided by different award types, shareholder returns, avoiding excessive risk taking and encouraging employee retention. As in recent years, the Committee decided that performance shares and time-based restricted stock grants with three year vesting schedules were the most appropriate form of equity compensation for the long-term incentive grant. The total award granted is split into two components: 60% performance shares and 40% time-based shares.

39BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The performance shares are tied to performance goals for a three-year performance period (i.e. 2019 - 2021). In 2018, the Committee used Core EPS and Relative TSR as the two measures used for the performance component of the award. In 2019, the Committee replaced core EPS with a relative measure of improvement in core return on tangible equity to better align with shareholder value. With this change, both of the LTI performance metrics are relative, compared to the LTI Industry Index. The Committee believes that these relative measures are preferable to static measures for evaluating performance over a three year period. Each of these two measures is independently assigned a 50% weight for determining future performance against goals. The actual number of performance shares that vest will be determined at the end of the three-year period depending upon Company performance against the three-year goals and aligning to shareholder value.

Relative performance will be measured using an objectively defined Industry Index of predefined banks selected using the following criteria: all exchange traded banks between $7B and $30B located in the US. In order to be counted in the final calculations, a peer company must remain an exchange traded bank at the end of the performance period. The index for the 2019 - 2021 performance cycle has been provided in Appendix B.

The Company believes that the measure of core return on tangible common equity (“Core ROTCE”) is one of the most significant financial measures utilized by shareholders in valuing the Company. The metric is formulated to measure the relative improvement in this measure compared to peers, in order to incent management to improve shareholder value. In order to earn any incentive compensation for this measure, the change in Core ROTCE for the Company must be favorable to the change for the industry index average. The target is a change that is 0.30% favorable to the index change, and stretch is a change that is 0.60% favorable to the index change, based on average performance over the three year period compared to the 2018 base year. As in the past, the target for relative TSR is set at the peer median as measured over the performance period for 2019 - 2021. The threshold for the TSR payout will be the 30th percentile, with a 50th percentile target, and the stretch will be the 75th percentile.

2017 to 2019 Long-Term Incentive Plan Payout

The 2019 year concludes the performance grant made under the 2017 Long Term Incentive Plan which was established in the first quarter of 2017 and rewards performance results over the three year period, 2017 to 2019. The final number of shares earned pursuant to those awards is based on the Company’s actual results for the three-year period. Actual results for each year are based on results as they were reported in that year.

The framework for establishing specific goals for the 2017 long-term incentive grant was similar to previous years. The goals were based on the Company’s business situation and plan at the end of 2016. The goals motivated improved performance based on absolute and relative considerations. The year 2017 marked the substitution of relative TSR for core ROE, and this is the first three year plan including the TSR target. The core EPS target anticipated core EPS growth averaging approximately 8% per year from the 2016 base period, when actual core EPS was $2.20. The Company exceeded its core EPS objectives through 2018, but did not achieve the objective in 2019, as previously discussed. As a result, the funding allocation was determined to be 65% of target. The relative TSR was determined to be the 36th percentile and achievement was determined to be 69% of target as a result. Each of these components was weighted at 50%, and the total LTI funding was set at 67% for each of the NEOs remaining at year-end 2019. Performance awards for NEOs who left the Company were forfeited. A summary of the performance and payout is as follows:

2017 - 2019 Performance and Payout
	Threshold	Target	Stretch	2017- 2019 Result
Core EPS 50%(1)	$7.25	$7.64	$8.02	$7.40
Relative TSR(1) 50%	30th percentile	50th percentile	75th percentile	36th percentile
Payout	50%	100%	150%	67.2%
Source: S&P Global Market Intelligence and company data.

(1)
For a summary of certain non-GAAP performance measures, please see Appendix A. Core EPS based on amounts originally reported. The measure of core EPS in 2019 core measures treat the Company’s national mortgage banking operations as discontinued and non-core. The core measures originally reported in 2018 and 2017 treated these operations as core, although the 2019 Form 10-K shows results with these operations as non-core for purposes of financial statement comparability.

40BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Benefits and Perquisites

Our benefits program is designed to be competitive and cost-effective. All employees are provided core benefits including medical, retirement, life insurance, paid time off, and leaves of absence. The Company provides NEOs with perquisites and other benefits that the Committee believes are reasonable and consistent with its overall compensation philosophy. The Committee reviews the NEOs’ total benefits package on a regular basis to determine the competitiveness and appropriateness of providing executive benefits.

The Company maintains an amended and restated supplemental executive retirement agreement with Mr. Marotta and in 2019, the Company entered into a supplemental executive retirement agreement with Mr. Gray. We do not offer our other NEOs or any other executive a supplemental retirement arrangement or other non-qualified deferred compensation program. For additional information regarding the supplemental retirement arrangements, please see the section headed “Executive Compensation - Non-qualified Deferred Compensation.”

Named Executive Officers are eligible for modest perquisites such as automobile allowance, financial planning and membership fees. The Company also maintains a long term care insurance plan to supplement the Company’s disability plans for Mr. Marotta and Mr. Gray. Overall perquisites are a relatively modest element of the compensation program.

Potential Post Termination or Change in Control Benefits

An important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in the best interest of the Company and its shareholders to provide our NEOs with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause following a change in control. The Company maintains an employment agreement with its Chief Executive Officer and change in control agreements with the other NEOs. In 2019, the Company entered into an employment agreement with Mr. Marotta which replaced his prior three-year executive change in control agreement. This agreement is intended to ensure that the CEO devotes his energy and attention to the long term interest of the shareholders. The Company does not have any employment agreements with any other NEO or employee.

Beginning in 2009, the Company determined that it would no longer enter into an employment or change in control agreement that provides for a tax indemnification payment in the event that the payment under the agreement results in additional tax liability under Section 280G of the Internal Revenue Code (a “Tax Indemnification Payment”). However, the Company maintains one legacy change in control agreement, with Mr. Gray, which was entered into in 2007, existed prior to 2009 as part of his change-in-control agreements and which provides for a potential Tax Indemnification Payment. For additional details, please see section titled “Potential Payments upon Termination of Employment or a Change-In-Control” of this proxy statement.

41BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Additional Compensation Information

Risk Assessment and Related Considerations

The Chief Risk Officer conducts an annual risk assessment of the Company’s incentive compensation plans (the short-term and long-term incentive plans) for all employee levels within the Company. This review for 2019 reported that the plans fit within established risk parameters and strategic plans. Based on this risk assessment review, the Committee concluded that the incentive compensation plans do not motivate excessive risk taking, and are not reasonably likely to have a material adverse effect on the Company.

The review determines if these plans encourage behaviors that exposed the Company to unacceptable levels of risk. The review evaluates the balance of compensation elements between cash, performance shares, restricted stock grants, fixed versus variable compensation, and long-term versus short-term compensation. It considers the level of potential cash incentive compensation as compared to base salary, the focus of individual and corporate goals, as well as the weighting and balance of goals, and internal controls in place to mitigate possible excessive risk taking. Additionally, the plans include mechanisms for “deferral of payment” and/or “forfeiture of payment” relating to ethical business standards and clawback policies, as approved by the Committee, under which the Company may recover and/or revoke payments of incentive compensation attributable to certain trigger events, including employee misconduct and/or financial restatement.

During 2019 the Committee continued to reinforce our risk-based approach to total compensation in various ways, such as incenting on core profitability and shareholder return, retaining the risk-based performance measure for Asset Quality and providing risk adjustment features that allows the Committee to reduce incentive awards in light of risk or regulatory concerns. The Committee remains committed to continuing to review and evolve compensation plans and ensure they represent sound and balanced risk management practices. The proper application of risk and governance, within the context of established strategic objectives, remain the driving factors in establishing the incentive compensation plans.

Role of the Compensation Committee, Management and Compensation Consultant

Role of the Compensation Committee. During 2019, the Committee consisted of five members of the Board, all of whom are independent. The Chairperson of the Committee regularly reports on material committee actions at Board meetings.

The Committee ensures that the total compensation paid to the senior executives is fair, reasonable and performance-based while aligning with shareholder interests. The Committee is responsible for establishing, implementing and continually monitoring all elements of compensation for the NEOs. Elements of compensation are reviewed individually and in the aggregate, including base salary, annual cash incentives, long-term incentives/equity awards, total direct compensation, and benefits and perquisites. Additionally, the Committee annually reviews its charter, philosophy and executive compensation practices, as well as industry compensation trends and best practices.

The Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resource, accounting, compensation or other advisors or consultants as it deems desirable or appropriate. The Committee has direct access to and meets periodically with the compensation consultant independently of management.

The Committee’s major duties and responsibilities are as follows:

•	Review and benchmarking of overall compensation, benefit and perquisites

•	Review all compensation components for CEO and each NEO

•	Evaluate CEO and other NEOs’ individual performance

•	Ensure executive overall pay is aligned with corporate performance results

•	Review, evaluate and modify as needed, executive compensation plans

•	Ensure executives are not encouraged or rewarded for taking excessive risk

•
Approve annual cash incentive payments, annual equity grants, and vesting of performance shares for the CEO and other NEOs in accordance with the terms of the Executive Short-Term and Executive Long-Term Incentive Plans

•	Provide oversight to ensure compliance with all regulations related to executive compensation

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COMPENSATION DISCUSSION AND ANALYSIS

•	Approve the annual Compensation Discussion and Analysis

Role of Management. Although the Committee makes independent determinations on all matters related to compensation of the NEOs, certain members of management may be requested to attend or provide input to the Committee. Input may be sought from the CEO, President, SVP/Chief Human Resources Officer, Chief Financial Officer, or others to ensure the Committee has the information and perspective it needs to carry out its duties.

In particular, the Committee seeks input from the Chief Executive Officer on matters relating to strategic objectives, Company performance goals and annual business plan. In addition, the CEO provides the Committee summaries of senior executive officer performance and recommendations relating to their compensation. The CEO is not present when the Committee discusses his performance and decides on his compensation. The Committee meets with the CEO to present its compensation decisions and discuss the evaluation of his performance.

The SVP/Chief Human Resources Officer assists the Committee on matters of design, administration and operation of the Company’s compensation programs. The SVP/Chief Human Resources Officer may be requested, on the Compensation Committee’s behalf, to provide proposals or work with their independent compensation consultant to develop proposals for the Committee’s consideration. The SVP/Chief Human Resources Officer reports to the Committee directly on such matters. The Committee also receives updates from the Company’s Chief Risk Officer, Chief Financial Officer and Investor Relations Officer throughout the year as appropriate.

Although the senior executives may provide insight, suggestions or recommendations regarding senior executive compensation, they are not present during the Committee’s deliberations or vote. Only Committee members vote on decisions regarding NEO compensation. The Committee regularly meets in executive session without management present.

Role of the Compensation Consultant. The Committee has the authority to retain a compensation consultant to advise on executive compensation matters, as well as access to outside legal counsel and other experts as needed. For 2019, the Committee engaged Meridian Compensation Partners, LLC (“Meridian” or “the Consultant”) to serve as independent advisor to the Committee. During 2019, Meridian presented an annual education session to the Committee, conducted executive and board compensation benchmarking analyses, assisted with the development of the peer group, and responded to other ad hoc requests of the Committee.

The Consultant reported directly to the Committee and carried out its responsibilities to the Committee in coordination with the Company’s Human Resources Department, as requested by the Committee. The Committee Chair has regular contact with the Consultant outside of meetings as appropriate. The Committee has reviewed Meridian’s services and determined that Meridian is independent with respect to SEC standards, as well as Company policy, and provides no other services to the company other than compensation consulting.

Other Compensation and Governance Policies and Practices

Stock Ownership and Holding Guidelines. The Company maintains Stock Ownership Guidelines for its SEC-reporting senior executives and directors and all other executives, which requires the following minimum investment in Company common stock:

Independent Directors	Four times (4.0x) the annual cash retainer
Chief Executive Officer	Four and a half times (4.5x) the annual base salary
President	Three and a half times (3.5x) the annual base salary
Senior Executives	Two and a half times (2.5x) the annual base salary
Executives	One and a half times (1.5x) the annual base salary

Shares that satisfy the stock ownership guidelines include Company stock owned outright and restricted stock whether or not vested. Stock options are not included in calculating ownership until they are converted into actual shares owned.

Newly hired senior executives, executives, directors and current employees of the Company that first become a senior executive, executive, or director are expected to satisfy the stock ownership guidelines within five years, or such other term approved by the Committee, of the date such individual first becomes a senior executive, executive

43BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

or director. In order to expedite this, a minimum of 50% of shares (net of taxes) will be required to be held upon each vesting until ownership guidelines are met. Senior executives, executives and directors that maintain sufficient stock holdings, but due to an increase in base salary, annual cash retainer, selling Company stock to cover tax withholding or for a reason approved by the Committee, no longer meet the stock ownership guidelines, shall have 18 months to acquire additional Company stock and during this term such individuals will be deemed to satisfy the ownership guidelines.

Stock ownership for senior executives, executives and directors is reviewed annually as part of the annual senior executive performance evaluation process and as part of the Board review. Share holdings are evaluated based on the average stock price for the three-year period prior to the Board’s review. These guidelines will allow for extenuating circumstances and discretion in the evaluation process and the Committee reserves the right to make exceptions as appropriate. The Committee shall be responsible for the periodic review of the policy. Any changes to the policy will require the approval of the Board of Directors. The Committee monitors ownership annually. Our Chief Executive Officer, other NEOs and directors comply with the Company’s stock ownership policy within the approved grace period to satisfy the stock ownership and holding guidelines.

Clawback Policy. As a condition to receiving incentive compensation from the Company and Berkshire Bank, each executive officer has signed an agreement whereby the executive officer agrees to reimburse the Company or Berkshire Bank an amount up to the entire incentive award made to such executive officer on the basis of having met or exceeded specific targets for performance periods if (1) the Company or Berkshire Bank is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as a result of Financial Misconduct (as determined by the members of the Board of Directors who are considered “independent” for purposes of the listing standards of the NYSE), or as may be required by applicable laws, regulations, NYSE listing standards or as further required under the Company’s policies, as adopted from time to time, or (2) the Company’s Board of Directors determines that the executive officer committed Personal Misconduct (as defined below). For purposes of this policy, (i) the term “incentive awards” means awards under the Company’s long term and short term incentive compensation plans, the amount of which is determined in whole or in part upon specific performance targets relating to the financial results of the Company; (ii) the term executive officer means the CEO and executives who are eligible to receive incentive awards; and (iii) the term Personal Misconduct means fraud, commission of a felony, material violation of any written agreement with or policies of the Company or Berkshire Bank, or any other material breach of fiduciary duty injurious to the Company or Berkshire Bank.

Impact of Taxation on the Form of Compensation. The Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, the objectives of the executive compensation programs and the Company’s compensation philosophy in structuring compensation programs and making compensation decisions. For taxable years beginning on and after January 1, 2018, the Tax Cuts and Jobs Act generally eliminated the “performance-based” compensation exception under 162(m) of the Internal Revenue Code and expanded the $1 million per covered employee annual limitation on deductibility to a larger group of named executive officers. In addition, the Tax Cuts and Jobs Act provides that any named executive officer who was a covered employee in taxable years beginning on and after January 1, 2017, will continue to be a covered employee for all subsequent taxable years. As a result, the Company may no longer take an annual deduction for any compensation paid to an expanded number of covered employees in excess of $1 million per covered employee unless an exception applies.

44BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission, and has discussed it with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors of Berkshire Hills Bancorp, Inc.
John B. Davies, Chair
J. Williar Dunlaevy
William H. Hughes III
William J. Ryan

45BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

Executive Compensation

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Summary Compensation Table

The following table provides the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended December 31, 2019, 2018, and 2017, respectively.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(6) ($)	Total ($)
Richard M. Marotta, Chief Executive Officer	2019	675,000	—	804,003	—	206,550	—	446,602	2,132,155
	2018	542,324	—	375,032	—	381,108	—	186,013	1,484,477
	2017	500,000	—	325,034	—	400,000	—	206,370	1,431,404
Sean A. Gray, President and Chief Operating Officer	2019	550,000	—	500,008	—	124,000	—	178,998	1,353,006
	2018	461,225	—	300,033	—	287,448	—	104,053	1,152,759
	2017	425,000	—	250,023	—	300,000	—	79,375	1,054,398
James M. Moses, Senior Executive Vice President and Chief Financial Officer	2019	400,000	—	250,018	—	105,000	—	38,751	793,769
	2018	375,000	—	200,034	—	209,571	—	35,499	820,104
	2017	350,000	—	175,013	—	241,500	—	22,059	788,572
George F. Bacigalupo, Senior Executive Vice President, Commercial Banking	2019	375,000	—	225,010	—	115,000	—	51,463	766,473
	2018	350,000	—	80,006	—	195,599	—	55,425	681,030
	2017	350,000	—	120,017	—	120,000	—	43,755	633,772
Gregory D. Lindenmuth, Senior Executive Vice President, Chief Risk Officer(4)	2019	300,000	—	150,016	—	36,750	—	12,949	499,715

(1)
The principal positions listed above represent the titles of each of the Named Executive Officers at Berkshire Bank, the wholly owned subsidiary of Berkshire Hills Bancorp, Inc. The principal position of each of the Named Executive Officers at Berkshire Hills Bancorp, Inc. is as follows: Mr. Marotta is President and Chief Executive Officer, Mr. Gray is Senior Executive Vice President; Mr. Moses is Senior Executive Vice President and Chief Financial Officer, Mr. Bacigalupo is Senior Executive Vice President and Mr. Lindenmuth is Senior Executive Vice President.

(2)
The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 and represents an award under the Company’s performance-based, long-term incentive compensation program. Awards consist of restricted stock, a portion of which vest ratably over three years and a portion that vests based on the achievement of certain performance criteria. Since all awards vest after the year in which they are granted, none of the Named Executive Officers recognized any income from the awards in the year they were made. Amounts shown are the aggregate grant date fair value of restricted stock awards, with the grant date fair value based on the closing price of our common stock on the applicable grant date. For those restricted stock awards that are subject to performance conditions, the grant date fair values are based on the outcome of such conditions at target level. Total values for stock awards reported in this table may not match other tables due to rounding. See Note 21 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2019. Based on the fair value at grant date, the following are the maximum potential values of the performance shares for the 2019-2020 performance period assuming maximum level of performance is achieved: Mr. Marotta, $723,595; Mr. Gray, $450,020; Mr. Moses, $224,983; Mr. Bacigalupo $202,515; and Mr. Lindenmuth $135,029. For each year shown in the above table, the amounts in the Stock Awards column are determined by multiplying the number of restricted stock awards granted on a particular date by the Company’s stock price on the same grant date, and a breakdown for each individual is as follows:

46BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

EXECUTIVE COMPENSATION

Number of Restricted Stock Awards Granted
Grant Date	Stock Price	Richard M. Marotta	Sean A. Gray	James M. Moses	George F Bacigalupo	Gregory B. Lindenmuth
January 30, 2019	$27.91	28,807	17,915	8,958	8,062	5,375
January 30, 2018	$37.65	9,961	7,969	5,313	2,125	—
January 30, 2017	$35.55	9,143	7,033	4,923	3,376	—

(3)	The Supplemental Executive Retirement Agreements do not provide for above-market earnings and therefore amounts are not included in this column.

(4)	Mr. Lindenmuth is a Named Executive Officer for the first time in 2019 and, pursuant to SEC rules, compensation for prior years is not required to be reported.

(5)	Details of the amounts reported in the “All Other Compensation” column for 2019 are provided in the following table:

Name	401(k) Employer Contribution ($)	Dividends on Restricted Stock ($)	Automobile ($)	FInancial Planning ($)	Membership Fees ($)	Long-Term Care Premiums and Imputed Income on Life Insurance ($)	Long-Term Disability* ($)	Other ** ($)	Total ($)
Richard M. Marotta	11,200	23,957	4,041	1,900	2,390	26,357	26,757	350,000	446,602
Sean A. Gray	11,200	18,473	15,000	—	5,410	26,429	2,486	100,000	178,998
James M. Moses	11,200	2,222	15,000	—	7,500	—	2,649	—	38,571
George F. Bacigalupo	9,231	18,267	15,000	5,988	—	—	2,977	—	51,463
Gregory D. Lindenmuth	11,200	1,279	—	—	—	—	470	—	12,949

*	Mr. Marotta’s Long Term Disability represents $2,722 for long term disability insurance, $16,168 for supplemental disability insurance and $7,867 as a tax gross up payment on these amounts.

**	The Company credited Mr. Marotta and Mr. Gray’s Supplemental Executive Retirement Agreement account balance with $350,000 and $100,000, respectively, pursuant to the terms of the agreement.

47BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information concerning the award opportunities granted to the Company’s NEOs in 2019, and the amounts, if any, that may be paid in future years.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard M. Marotta	1/30/2019	253,125	506,250	1,012,500	—	—	—	—	—
	1/30/2019	—	—	—	—	—	—	11,523	321,607
	1/30/2019	—	—	—	8,642	17,284	25,926	—	482,396
Sean A. Gray	1/30/2019	151,250	302,500	605,000	—	—	—	—	—
	1/30/2019	—	—	—	—	—	—	7,166	200,003
	1/30/2019	—	—	—	5,375	10,749	16,124	—	300,005
James M. Moses	1/30/2019	90,000	180,000	360,000	—	—	—	—	—
	1/30/2019	—	—	—	—	—	—	3,584	100,029
	1/30/2019	—	—	—	2,687	5,374	8,061	—	149,989
George F. Bacigalupo	1/30/2019	83,375	168,750	337,500	—	—	—	—	—
	1/30/2019	—	—	—	—	—	—	3,225	90,010
	1/30/2019	—	—	—	2,419	4,837	7,256	—	135,000
Gregory D. Lindenmuth	1/30/2019	45,000	90,000	180,000	—	—	—	—	—
	1/30/2019	—	—	—	—	—	—	2,150	60,007
	1/30/2019	—	—	—	1,613	3,225	4,838	—	90,009

(1)
Amount represents awards granted for future payment to the Named Executive Officers under the Short-Term Incentive Plan (STI). Company performance below threshold and/or individual performance may result in no award payable to the Named Executive Officer. Please see the section titled “Compensation Discussion and Analysis - Short-Term Incentive Compensation” for a discussion of the STI.

(2)
Amount shown reflects the number of restricted stock awards, subject to performance-based vesting, that may be earned under the Long-Term Incentive Plan (LTI). Performance below threshold may result in no award payable to the Named Executive Officer. Please see the section titled “Compensation Discussion and Analysis - Long-term Incentive Plan” for a discussion of the LTI.

(3)
The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The grant date per share fair value for the restricted stock award was $27.91, which was the closing price of the Company’s stock on the date of grant.

Employment and Change in Control Arrangements

Employment Agreement. On February 21, 2019, the Company and Berkshire Bank entered into an employment agreement with Richard M. Marotta, which superseded his prior three-year executive change in control agreement that the Company, Berkshire Bank, and Mr. Marotta entered into as of April 21, 2016.

The employment agreement provides that Mr. Marotta will continue to serve as President and Chief Executive Officer of the Company and Chief Executive Officer of Berkshire Bank for a term of three years. Commencing as of April 1, 2020, and on each subsequent April 1 thereafter, the compensation committees of the boards of directors may renew the agreement for an additional year so that the remaining term will again become three years. The agreement provides that Mr. Marotta will continue to receive an annual base salary of $675,000, and the base salary may be increased. Mr. Marotta’s current base salary is $720,000. In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees.

Berkshire Bank may terminate the executive’s employment for “cause” (as defined in the agreement) at any time,

48BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

EXECUTIVE COMPENSATION

in which event he would have no right to receive compensation or other benefits for any period after his termination of employment. Certain events resulting in the executive’s termination of employment entitle him to severance benefits. In the event of the executive’s involuntary termination of employment or in the event of a voluntary termination for “good reason” (as defined in the agreement), then the executive would become entitled to a severance payment in the form of a cash lump sum equal to the base salary and the cash incentive which the executive would have earned during the remaining unexpired term of the agreement. In addition, he and his dependents would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if the coverage is not permitted by applicable law or if providing the benefits would subject Berkshire Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

In the event of a “change in control” (as defined in the agreement) of the Company or Berkshire Bank followed within twenty-four months by the executive’s involuntary termination of employment for a reason other than for cause or upon his voluntary termination for good reason, he would become entitled to a severance payment in the form of a cash lump sum equal to three times his base salary and cash incentive and he and his dependents would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject Berkshire Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits. In addition, all of the executive’s stock options, restricted stock awards and performance awards (shares) will become fully earned and vested.

Upon termination of the executive’s employment (other than following a change in control), he will be subject to certain restrictions on his ability to compete or to solicit business or employees of Berkshire Bank and the Company for a period of one year following his termination of employment. The agreement also includes provisions protecting the Company’s and Berkshire Bank’s confidential business information.

See “Potential Payments Upon Termination or Change in Control” for a discussion of the payments under this agreement.

Change in Control Arrangements. The Company and Berkshire Bank entered into change in control agreements with Messrs. Gray, Moses, and Bacigalupo. Each change in control agreement has a term of three years and is renewable annually for an additional year at the sole discretion of the boards of directors of the Company and Berkshire Bank. Mr. Lindenmuth participates in the Berkshire Bank Enhanced Change in Control Severance Plan. See “Potential Payments Upon Termination or Change in Control” for a discussion of the benefits and payments under these agreements.Summ

49BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at December 31, 2019

The following table provides information concerning unvested stock awards for each Named Executive Officer as of December 31, 2019. The NEOs do not hold any stock options.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(7)
Richard M. Marotta	1/30/2017	—	—	1,523(1)	50,076	4,572 (4)	150,327
	1/30/2018	—	—	3,320(2)	109,162	4,981 (5)	163,775
	1/30/2019	—	—	11,523(3)	378,876	17,284 (6)	568,298
Sean A. Gray	1/30/2017	—	—	1,172(1)	38,535	3,517 (4)	115,639
	1/30/2018	—	—	2,656 (2)	87,329	3,985 (5)	131,027
	1/30/2019	—	—	7,166 (3)	235,618	10,749 (6)	353,427
James M. Moses	1/30/2017	—	—	821 (1)	26,994	2,462 (4)	80,951
	1/30/2018	—	—	1,771 (2)	58,230	2,657 (5)	87,362
	1/30/2019	—	—	3,584 (3)	117,842	5,374 (6)	176,697
George F. Bacigalupo	1/30/2017	—	—	562 (1)	18,479	1,688 (4)	55,501
	1/30/2018	—	—	708 (2)	23,279	1,063 (5)	34,951
	1/30/2019	—	—	3,225 (3)	106,038	4,837 (6)	159,041
Gregory D. Lindenmuth (8)	1/30/2017	—	—	2,250 (1)	73,980	—	—
	1/30/2018	—	—	664 (2)	21,832	—	—
	1/30/2019	—	—	2,150 (3)	70,692	—	—

(1)	Remaining shares granted on January 30, 2017 will vest ratably on each January 30th through 2020.

(2)	Remaining shares granted on January 30, 2018 will vest ratably on each January 30th through 2021.

(3)	Remaining shares granted on January 30, 2019 will vest ratably on each January 30th through 2022.

(4)
These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined as of January 30, 2020 based on the 2017-2019 performance period.

(5)
These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined and vest on the first compensation committee meeting following January 30, 2021 based on the 2018-2020 performance period.

(6)
These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined and vest on the first compensation committee meeting following January 30, 2022 based on the 2019-2021 performance period.

(7)	Computed using the fair market value of the shares based on the Company’s closing stock price of $32.88 on December 31, 2019.

(8)	Remaining shares granted on October 1, 2015 will vest in October 2020.

50BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vesting

The following table provides information concerning the vesting of restricted stock awards for each Named Executive Officer, on an aggregate basis, during 2019. The NEOs do not hold any stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)
Richard M. Marotta	—	—	10,450	306,757
Sean A. Gray	—	—	8,089	237,377
James M. Moses	—	—	1,705	47,587
George F. Bacigalupo	—	—	6,645	194,936
Gregory D. Lindenmuth	—	—	895	24,979

(1)
Represents the aggregate value realized in 2019 upon the vesting of restricted stock awards granted in prior years under the Company’s long-term incentive plan and based on the value of the Company’s stock on the applicable vesting dates for each award. The value realized by the NEO upon vesting is also the amount reported as 2019 taxable income.

Executive Compensation

Non-qualified Deferred Compensation

The following table provides information for the nonqualified deferred compensation plan in which Richard M. Marotta participated in 2019.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in 2019 ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Richard M. Marotta	Supplemental Executive Retirement Agreement	350,000	—	650,000
Sean A. Gray	Supplemental Executive Retirement Agreement	100,000	—	100,000

(1)	Contributions included in the “Registrant Contributions in Last Fiscal Year” column are included as compensation for the Named Executive Officer in the Summary Compensation Table.

(2)	Amounts included in the “Aggregate Balance at Last Fiscal Year End” have been reported as compensation for the Named Executive Officer in the Summary Compensation Table.

On February 21, 2019, Berkshire Bank entered into an amended and restated supplemental executive retirement agreement with Mr. Marotta, which superseded his prior supplemental executive retirement agreement entered into between the executive and Berkshire Bank effective as of July 1, 2016. Under the terms of the agreement, Mr. Marotta is entitled to the value of the vested account balance upon his termination of employment or death. Berkshire Bank credited the account balance with $300,000 from 2016 through 2018, and Berkshire Bank will credit the account balance with an annual amount of $350,000 on each subsequent January 1 (commencing January 1, 2019) through January 1, 2025, provided that Mr. Marotta is employed with the Berkshire Bank on the date of such contribution. Berkshire Bank will make a final contribution as of January 1, 2025 for a total potential contribution of $2,750,000. The account balance is subject to a four-year vesting schedule, with 25% of the account balance vesting each year, commencing in 2017, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control. Upon a termination of employment or death, the account balance will be paid in a lump sum payment to Mr. Marotta or his beneficiary, as applicable. See “Potential Payments Upon Termination or Change in Control” for a discussion of the payments under this agreement.

On February 21, 2019, Berkshire Bank entered into a supplemental executive retirement agreement with Sean A. Gray. The agreement contains substantially identical terms as the amended and restated supplemental executive retirement agreement entered into with Mr. Marotta, except that (i) the annual credit is $100,000 (for up to 10 years and a maximum contribution of $1.0 million); and (ii) the vesting schedule is 20% per year, commencing January 1, 2020, and the executive will be 100% vested on January 1, 2024. Under the terms of the SERP, Mr. Gray is entitled to the value of the vested account balance upon his termination of employment or death. Berkshire Bank will credit the account balance with $100,000 commencing on January 1, 2019 and on each January 1st through 2028, provided that the executive is employed with Berkshire Bank on the date of such contribution. Berkshire Bank

51BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

EXECUTIVE COMPENSATION

will make a final contribution as of January 1, 2028 for a total potential contribution of $1.0 million. Upon a termination of employment or death, the account balance will be paid in a lump sum payment to the Executive or his beneficiary, as applicable. In the event the Executive's employment is terminated within two years following a change in control (as defined in the agreement), an amount equal to $1.0 million will be paid to the Executive in a single payment. See “Potential Payments Upon Termination or Change-in-Control” for a discussion of payments under this agreement.
Potential Payments Upon Termination or Change-in-Control

The following table summarizes the estimated payments that would be made to the NEOs upon termination of employment as of December 31, 2019, pursuant to each executive’s employment agreement, change in control agreement, equity awards, and other benefit plans or arrangements. The amounts shown do not include the executive’s vested account balance in the Bank’s 401(k) Plan, non-qualified deferred compensation plans and the value of continued long-term care insurance, if applicable. The amounts shown relating to unvested restricted stock awards are based on the fair market value of the Company’s common stock on December 31, 2019, which was $32.88. The actual amounts to be paid out can only be determined at the time of such executive’s separation from service with the Company.

The following table provides the estimated amount of compensation payable to Mr. Marotta for each of the termination events listed below.

	Termination For Cause ($)(1)	Termination Without Cause or for Good Reason ($)(2)	Payments Due Upon Change in Control With Termination of Employment ($)(3)	Disability ($)(4)	Death ($)(5)
Cash severance	—	3,678,750	3,678,750	—	—
In-kind benefits(10)	—	46,507	46,507	31,004	—
Restricted stock vesting (8)	—	1,527,309	1,527,309	1,527,309	1,527,309
SERP	—	—	2,100,000	—	—

The following table provides the estimated amount of compensation payable to Messrs. Gray, Moses, Bacigalupo, and Lindenmuth upon their termination of employment in connection with a change in control. The change in control agreements entered into with the executives do not provide for any severance payments or benefits in the event of a termination of employment that is not in connection with or subsequent to a change in control.

	Sean A. Gray(7)	James M. Moses(6)	George F. Bacigalupo(6)	Gregory D. Lindenmuth(6)
Cash severance	3,031,107	1,966,877	1,631,250	892,500
In-kind benefits	50,255	47,065	50,504	12,677
Restricted stock vesting (8)	1,036,937	602,329	755,451	329,429
SERP	960,000	—	—	—

(1)
Upon a termination for “cause” (as defined in the applicable agreements), the executive will have no right to receive compensation or other benefits under the employment agreement and SERP. In addition, he will forfeit all non-vested restricted stock awards.

(2)
Under the executive’s employment agreement, upon an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for “good reason” (as defined in the employment agreement), the executive (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to the base salary and the greater of the (i) average cash incentive earned in the prior two calendar years, or (ii) the cash incentive that would be paid or payable to the executive receiving the annual incentive at target for the fiscal year in which the date of termination occurs (or for the prior fiscal year if the incentive opportunity has not yet been determined), as if the executive and Berkshire Bank were to satisfy all performance-related conditions, which the executive would have earned during the remaining unexpired term of the agreement. In addition, he and his dependents would become entitled, at no cost to the executive, to the continuation of non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement. Upon termination of the executive’s employment under these circumstances, the executive must adhere to a one-year non-competition and non-solicitation restriction. The amount shown in this column assumes the remaining term of the contract is three years. Under the executive’s amended and restated supplemental executive retirement agreement, if Mr. Marotta separates from service for a reason other than cause, he will receive his vested benefit at the time of separation from service in a lump sum. If Mr. Marotta is a “specified employee” (as defined in Section 409A of the Code), the amounts payable under the employment agreement and supplemental executive retirement agreement will be paid six months after his separation from service. The above table does not include the vested benefit under the supplemental executive retirement agreement as of December 31, 2019 since the value of the vested benefit is set forth in the table presented above under “ - Non-qualified Deferred Compensation.”

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(3)
Under the executive’s employment agreement, upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) in connection with or following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 36 months at no cost to the executive. Under the executive’s amended and restated supplemental executive retirement agreement, if Mr. Marotta separates from service for a reason other than cause, in connection with or within two years following a change in control of the Company or Bank, his account balance will become fully vested and he will be entitled to a payment in the amount of $2,750,000 in a lump sum. If Mr. Marotta is a “specified employee” (as defined in Section 409A of the Code), the amounts payable under the employment agreement and supplemental executive retirement agreement will be paid six months after his separation from service. The above table does not include the vested benefit under the amended and restated supplemental executive retirement agreement as of December 31, 2019 since the value of the vested benefit is set forth in the table presented above under “ - Non-qualified Deferred Compensation.”

(4)
Under the executive’s employment agreement, upon a termination due to “disability” (as defined in the employment agreement), the executive would be entitled to continued non-taxable medical and dental insurance, at no cost to the executive, until the earlier of the second anniversary of the date of termination or age sixty-five (65). This column shows the value of two years of continued insurance. Additionally, the executive would be entitled to receive benefits under the provisions of disability insurance coverage in effect for Berkshire Bank employees and executives. Upon termination due to disability, restricted stock awards granted pursuant to our equity incentive plans automatically vest. The executive does not hold any stock options.

(5)
Under the executive’s employment agreement, upon death, the executive’s beneficiary will receive any earned but unpaid compensation and vested benefits due the executive as of the date of death. In addition, the executive’s estate or beneficiary would be entitled to receive benefits under the provisions of any life insurance coverage in effect for Berkshire Bank employees and executives. Under a split dollar agreement entered into with the executive, the executive’s beneficiary is also entitled to an amount equal to the lesser of $750,000 or the “net amount at risk” (as defined in the split dollar agreement) and the above table does not reflect the value of this benefit. Upon termination due to death, restricted stock awards granted pursuant to our equity incentive plans automatically vest. The executive does not hold any stock options.

(6)
The change in control arrangements entered into with Messrs. Moses, Bacigalupo, and Lindenmuth provide that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) in connection with or following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times (two times for Mr. Lindenmuth) base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 36 months following termination of employment, with the executive paying his or her share of the premiums. Under the agreements with Messrs. Moses and Bacigalupo, severance payments will be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments” only if such reduction will result in the executive receiving a greater total payment as measured on an after-tax basis, and accordingly, the amount shown in this column may be reduced. The estimated amount of the reduction is $675,009 for Mr. Moses and it is estimated that Mr. Bacigalupo’s payments would not be reduced under this provision. The agreements do not entitle the executives to any tax indemnification payment (a “gross-up”) if payments under his change in control agreement or any other payments trigger liability under Sections 280G and 4999 of the Internal Revenue Code for an excise tax on “excess parachute payments.” For Mr. Lindenmuth, severance payments will be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments” and it is estimated that Mr. Lindenmuth’s payments will be reduced by $132,939 under this provision.

(7)
Mr. Gray’s change in control agreement provides that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times his average annual compensation for the five years preceding the change in control, and life insurance and non-taxable medical, dental and disability coverage substantially identical to the coverage maintained for the executive prior to his termination of employment for 36 months following the executive’s termination of employment. The executive would also be entitled to receive a tax indemnification payment if payments under the change in control agreement trigger liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.” The estimated amount of the tax indemnification payment is $2,275,255. Beginning in 2009, the Company determined that it would no longer enter into change in control agreements that provide for a tax gross-up for any taxes as a result of “excess parachute payments” under Section 280G of the Code. Mr. Gray’s change in control agreement was entered into before the Company adopted this position.

(8)
In the event of a change in control of the Company or the Bank, outstanding stock options and restricted stock awards granted prior to 2019 pursuant to our equity plans automatically vest. After 2018, equity awards subject to time-based vesting automatically vest only if an executive terminates employment following a change in control (a “double trigger”).

(9)
In February 2019, Mr. Gray and the Bank entered into a supplemental executive retirement agreement. The agreement provides that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreement) in connection with or following a change in control of the Company or the Bank, death or disability, the executive would become entitled to a payment in the amount of $1 million. The executive’s benefit is subject to a five year vesting schedule, with twenty percent (20%) of the account vesting each year, commencing on January 1, 2020.

(10)
To supplement the Bank’s disability programs, the Bank implemented a long-term care plan (“LTC Plan”) in 2015. Messrs. Marotta and Gray participate in the LTC Plan. Messrs. Gray and Marotta will become vested upon the earliest of (i) the executive attaining age 62 with ten years of service; (ii) the executive attaining age 55 with 20 years of service; (iii) a change in control; (iv) or disability. Once vested, an individual and his spouse are generally eligible for long-term care benefits during their lifetime, at no cost to the covered individual, and with the Bank paying the cost of such coverage. The above table does not reflect the value of such continued coverage.

53BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

EXECUTIVE COMPENSATION

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of our CEO.

The 2019 annual total compensation of our median employee, other than our CEO, was $57,286 and the 2019 annual total compensation of our CEO, as reported in the 2019 Summary Compensation Table, was $2,130,235. Based on this information, for 2019 we estimate the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 37 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In accordance with Item 402(u), we are using the same median employee identified in 2018 in our 2019 pay ratio calculation, as we believe that there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure for 2019. As permitted under SEC rules for such determination, from our total employee population of approximately 1,599 full-time, part-time, seasonal and temporary workers as of December 31, 2019 (other than our CEO), we excluded approximately 177 employees that were acquired in connection with our acquisition of SI Financial Group, Inc. on May 17, 2019. For the 2019 proxy statement, we determined the 2018 annual total compensation of our median employee based on total cash compensation, which included base pay, commissions and bonuses, and no full-time equivalent adjustments were made for part-time employees. We then identified and calculated the elements of this employee’s total compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table.

The SEC’s rules regarding the identification of the median compensated employee and the process of the calculating the pay ratio, allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified our median employee using our entire workforce as of December 31, 2019. We included all employees, whether employed on a full-time, part-time or seasonal basis. No full-time equivalent adjustments were made for part-time employees.

We determined the annual total compensation for our median employee based on total cash compensation, which included base pay, commissions and bonuses. With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement.

SEC rules for identifying the median employee allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

54BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Life is exciting. Let us help.

The Board of Directors recommends ratification of the Audit Committee’s appointment of Crowe LLP as our independent registered public accounting firm for fiscal year 2020.

Background. The Company’s independent registered public accounting firm (“Accounting Firm”) for the year ended December 31, 2019 was Crowe LLP (“Crowe”). The Audit Committee has appointed Crowe as the independent registered public accounting firm for the year ending December 31, 2020, subject to ratification by the shareholders at the annual meeting. A representative of Crowe is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should they desire to do so.

Shareholder ratification of the appointment of Crowe is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of the Accounting Firm to the shareholders for ratification as a matter of good corporate practice. If the ratification of the appointment of the firm is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2020 FISCAL YEAR.

55BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM | AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting and managing compensation of the accounting firm and overseeing its work. The Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the Accounting Firm. This process is intended to ensure that the accounting firm does not provide any non-audit services that are prohibited by law or regulation. Requests for services by the Accounting Firm must be specific as to the particular services to be provided for compliance with the auditor services policy. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the years ended December 31, 2019 and 2018, respectively, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2019 and 2018, respectively, by Crowe:

Fees	2019	2018
Audit Fees(1)	1,482,000	1,064,000
Audit-Related Fees(2)	290,000	265,000
Tax Fees(3)	274,000	243,000
All Other Fees	—	—

(1)
Includes fees for audit of the financial statements and internal control over financial reporting, as well as quarterly reviews. In 2019, all fees were incurred by Crowe. In 2018, fees include $1,037,000 for Crowe and $27,000 for PwC.

(2)
Fees in 2019 relate to First Choice Loan Services stand-alone subsidiary audit, HUD audit, 401(k) plan audit, S-4s related to the Savings Institute Acquisition, and S-8 filings. In 2019, fees include $249,000 for Crowe and $41,000 for PwC. Fees in 2018 relate to First Choice Loan Services stand-alone subsidiary audit, HUD audit, and 401(k) plan audit, review of the Commerce Bancshares Corp. system conversion, and other items. In 2018, fees include $258,000 for Crowe and $7,000 for PwC.

(3)	Fees in 2019 and 2018 consist of tax return and estimated payment preparation services. In 2019 and 2018, all fees were incurred by Crowe.

56BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM | AUDIT COMMITTEE REPORT

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process, and for preparing the Company’s consolidated financial statements (“financial statements”). The Company’s independent registered public accounting firm performs an independent audit of the financial statements and issues an opinion on the fair presentation of those financial statements in conformity with generally accepted accounting principles. The Accounting Firm also issues an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit Committee meets with the Accounting Firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee reviewed and discussed the financial statements with management. Management has represented that these statements were prepared in accordance with generally accepted accounting principles and provided its Report on Internal Control over Financial Reporting, as well as the certifications of the CEO and CFO.

The Audit Committee has reviewed and discussed the financial statements with the Accounting Firm, and has discussed matters required to be discussed under the applicable standards of Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees. These matters include the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee also discussed with the Accounting Firm the overall scope and plans for its audit.

The Audit Committee has received and discussed the written disclosures and the letter from the Accounting Firm as required by the Public Company Accounting Oversight Board regarding the Accounting Firm’s communications with the Committee concerning the Accounting Firm’s independence. The Audit Committee considered, among other factors, the non-audit services provided by the Accounting Firm, in concluding that the firm is independent.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. It relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the Accounting Firm that, in its report, expresses an opinion on the fairness and conformity of the financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s processes do not assure that the Company’s financial statements are presented fairly in accordance with generally accepted accounting principles or that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Audit Committee of the Board of Directors of Berkshire Hills Bancorp, Inc.

David Brunelle, Chair
Baye Adofo-Wilson
J. Williar Dunlaevy

Note: Mr. Dunlaevy served on the Audit Committee until March 31, 2020, and was designated a Financial Expert.

57BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

ADDITIONAL INFORMATION | STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Stock Ownership

Five-Percent Shareholders

The following table provides information as of March 19, 2020, with respect to persons known by the Company to be the beneficial owners of 5% or more of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which they have, directly or indirectly, sole or shared voting or investing power. Percentages are based on 50,201,987 shares outstanding at March 19, 2020.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	6,820,432(1)	13.6%
Estate of David G. Massad, Sr. 14 Jefferson Road Westborough, Massachusetts 01581	4,358,498(2)	8.7%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	4,719,811(3)	9.4%
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	4,130,113(4)	8.2%

(1)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 4, 2020.

(2)
Based on information contained in a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on January 22, 2020. As of March 19, 2020, the estate of David G. Massad Sr. and Mr. Massad's three adult children owned a total of 4,404,022 shares of common stock, excluding the 3,104 unvested restricted shares of the Company's common stock held in trust indirectly, but as to Director Massad has the sole right to vote.

(3)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 12, 2020.

(4)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 12, 2020.

58BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

ADDITIONAL INFORMATION | STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Stock Ownership of Directors and Executive Officers

The following table provides information about the shares of Company common stock that are owned by each director or nominee for director of the Company, by NEOs and the aggregate number of shares owned by all directors, nominees for director and Named Executive Officers as a group as of March 19, 2020. A person may be considered to own any shares of common stock over which they have, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the shares has been pledged. The number of shares and options exercisable within 60 days owned by all directors, nominees for director and Named Executive Officers as a group totaled 5.6% of our outstanding common stock as of March 19, 2020. With the exception of Ms. Massad, each director, nominee for director, and Named Executive Officer owned less than 1.0% of our outstanding common stock as of that date. Percentages are based on 50,201,987 shares outstanding at March 19, 2020. The correspondence address for each individual is 60 State Street, Boston, Massachusetts 02109.

Name	Number of Shares Owned (Excluding Options)(1)	Options Exercisable Within 60 Days	Total
Directors
Baye Adofo-Wilson	1,719	—	1,719
Rheo A. Brouillard(2)	32,378	—	32,378
David M. Brunelle(3)	8,325	—	8,325
Robert M. Curley	22,263	—	22,263
John B. Davies(4)	35,794	—	35,794
J. Williar Dunlaevy(5)	80,530	—	80,530
William H. Hughes III	1,719	—	1,719
Cornelius D. Mahoney	21,944	—	21,944
Richard M. Marotta	71,975	—	71,975
Pamela A. Massad(6)	2,360,217	—	2,360,217
Sylvia Maxfield(7)	—	—	—
Laurie Norton Moffatt	10,771	—	10,771
William J. Ryan(8)	21,694	—	21,694
Jonathan L. Shulman(7)	—	—	—
D. Jeffrey Templeton	28,760	—	28,760
Named Executive Officers Who Are Not Directors
George F. Bacigalupo	43,306	—	43,306
Sean A. Gray	69,657	—	69,657
Gregory D. Lindenmuth	9,824	—	9,824
James M. Moses	13,071	—	13,071
All Named Executive Officers and Directors, and Nominees for Directors as a Group (19 persons)	2,833,947	—	2,833,947

(1)	This column includes the following shares held in trust for such directors and Named Executive Officers:

59BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

ADDITIONAL INFORMATION | STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Shares of Granted but Unvested Restricted Stock Held In Trust	Shares Held In Trust in the Berkshire Bank 401(k) Plan
Directors
Baye Adofo-Wilson	1,719	—
Rheo A. Brouillard(2)	1,719	—
David M. Brunelle(3)	3,104	—
Robert M. Curley	3,104	—
John B. Davies(4)	3,104	—
J. Williar Dunlaevy(5)	3,104	—
William H. Hughes III	1,719	—
Cornelius D. Mahoney	3,104	—
Richard M. Marotta)	19,088	650
Pamela A. Massad(6)	3,104	—
Sylvia Maxfield(7)	—	—
Laurie Norton Moffatt	3,104	—
William J. Ryan(8)	3,104	—
Jonathan L. Shulman(7)	—	—
D. Jeffrey Templeton	3,104	—
Named Executive Officers Who Are Not Directors
Sean A. Gray-	12,981	2,137
James M. Moses	8,226	—
George F. Bacigalupo	13,397	538
Gregory D. Lindenmuth	3,966	2,186

(2)
Includes 5,693 shares held in Mr. Brouillard’s ESOP account, 2,255 shares held in Mr. Brouillard’s individual retirement account, 431 shares held by Mr. Brouillard’s spouse and 1,276 shares held in Mr. Brouillard’s spouse’s individual retirement account.

(3)	Includes 4,000 shares held in Mr. Brunelle’s individual retirement account.

(4)	Includes 13,530 shares held in Mr. Davies’ individual retirement account.

(5)	Includes 5,226 shares held in Mr. Dunlaevy’s individual retirement account and 8,457 shares held by Mr. Dunlaevy’s spouse.

(6)
Includes 1,278,744 shares of Company common stock that Ms. Massad beneficially owns in her capacity as personal representative of the Estate of David G. Massad, Sr. (the “Estate”). Ms. Massad has elected not to stand for re-election to the Board at the Company’s 2020 Annual Meeting.

(7)	Ms. Maxfield and Mr. Shulman joined the Board on February 20, 2020.

(8)	Mr. Ryan has elected not to stand for re-election to the Board at the Company’s 2020 Annual Meeting.

60BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

ADDITIONAL INFORMATION | INFORMATION ABOUT VOTING

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Berkshire’s common stock that you owned as of the close of business on March 19, 2020. As of the close of business on March 19, 2020, a total of 50,201,987 shares of Company common stock was outstanding. Each share of common stock owned by a shareholder has one vote.

The Company’s Certificate of Incorporation provides that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Berkshire Hills in one of the following ways:

•	Directly in your name as the shareholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•
Indirectly in the Berkshire Hills Bancorp, Inc. Stock Fund of our 401(k) Plan, or through the trust that holds restricted stock awards issued to directors and employees under our equity plans, or through the Savings Institute Bank and Trust Company Employee Stock Ownership Plan

If your shares are registered directly in your name, you are the holder of record of these shares. As the holder of record, you have the right to give your proxy directly to us, either through voting by mail, the Internet, or telephone, or to vote at the virtual annual meeting. To vote at the meeting, you will need to access the meeting through the internet by visiting www.virtualshareholdermeeting.com/BHLB2020 and providing your sixteen digit control number.

If you hold your shares indirectly in street name, your broker, bank or other nominee is the holder of record and you are the beneficial owner of the shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote by filling out a voting instruction form. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your broker, bank or other nominee.

If you hold your shares indirectly in street name and want to vote your shares of Berkshire’s common stock held in street name at the virtual annual meeting, you will need to access the meeting through the internet by visiting www.virtualshareholdermeeting.com/BHLB2020 and providing your sixteen digit control number provided to you by your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either via the virtual annual meeting or by proxy. At this year’s annual meeting, shareholders will elect certain directors as proposed. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. However, if a director is elected by a plurality but less than a majority of the votes cast for such director, such director must submit their resignation to the Board of Directors, which resignation may then be accepted or rejected by the Board following a review by the Corporate Governance/Nominating Committee.

In voting on the non-binding proposal to give advisory approval of our executive compensation, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the proposal, the affirmative vote of a majority of the votes cast at the annual meeting is required. While this vote is required by law, it will neither be binding on us or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or the Board of Directors.

In voting on the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify

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ADDITIONAL INFORMATION | INFORMATION ABOUT VOTING

the selection of Crowe as our independent registered public accounting firm for fiscal year 2020, the affirmative vote of a majority of the votes cast at the annual meeting is required.

Routine and Non-Routine Proposals. Applicable rules determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. The NYSE allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers the ratification of our independent auditors (Proposal 3) as a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote on it. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. The NYSE does not consider the election of directors or compensation matters to be routine (Proposals 1 and 2). Therefore, brokers holding shares for their customers will not have the ability to cast votes with respect to the election of directors and the Company’s executive compensation, unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these non-routine matters is counted.

How We Count Votes. If you return valid proxy instructions or attend the virtual annual meeting, we will count your shares to determine whether there is a quorum, even if you abstain from voting. A broker non-vote occurs when a broker returns a proxy to the Company and the proxy reflects a vote on routine Company proposals but does not reflect a vote on non-routine Company proposals. Broker non-votes will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposals to give advisory approval of our executive compensation and to ratify the selection of the independent registered public accounting firm, we will not count abstentions or broker non-votes as votes cast on these proposals. Therefore, abstentions and broker non-votes will have no impact on the outcome of these proposals.

Solicitation of Proxies. The Company will bear the entire cost of soliciting proxies from you. In addition, we will request that banks, brokers and other holders of record send notice of the annual meeting to the beneficial owners of Berkshire Hills Bancorp, Inc. common stock and secure their voting instructions, if necessary.

How to Vote

We are making our proxy materials available to our shareholders on the Internet. You may read, print and download our 2019 Annual Report to Shareholders and our proxy statement at www.proxyvote.com or through the Investor Relations tab of our website at ir.berkshirebank.com. On April 3, 2020, we began mailing a notice to shareholders containing instructions on how to access our proxy materials and vote online. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by email. Requests for printed copies of materials must be received by April 30, 2020.

You may vote your shares by Internet, by telephone, by regular mail or at the virtual annual meeting. Each of these voting options is described in the notice or in the proxy materials. You should vote using the Internet or telephone voting options - or request, complete and return a paper proxy card - in order to ensure that your vote is counted at the annual meeting, or at any adjournment of the annual meeting, regardless of whether you plan to attend. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted “FOR” the election of each of the director nominees named in this proxy statement under Proposal 1, “FOR” the advisory, non-binding resolution to approve our executive compensation as described in this proxy statement, and “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

To access your proxy materials and vote online, please visit www.proxyvote.com and follow the on-screen instructions. The notice previously provided to you contains the necessary codes required to access materials and vote online or by telephone. If you wish to vote by telephone, please call 1-800-690-6903 using a touch-tone phone

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ADDITIONAL INFORMATION | INFORMATION ABOUT VOTING

and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided in the notice. Finally, you may vote at the virtual annual meeting.

If you hold your shares indirectly in street name, your broker, bank or other nominee is the holder of record and you are the beneficial owner of the shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote by filling out a voting instruction form. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your broker, bank or other nominee.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named as proxies will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares at the virtual annual meeting. Attendance at the annual meeting will not in itself constitute revocation of your proxy. You may advise the Company’s Corporate Secretary of your revocation in writing to Berkshire Hills Bancorp, Inc. at 60 State Street, Boston, Massachusetts 02109, in care of Wm. Gordon Prescott, Corporate Secretary.

Holders of Non-Vested Restricted Stock Awards. If you have been granted a restricted stock award under the 2013 Equity Incentive Plan or 2018 Equity Incentive Plan (collectively referred to as the “Equity Plan”), you have received a notice containing instructions on how to access these proxy materials and how to vote your unvested shares of Berkshire’s common stock subject to the restricted stock award under the Equity Plan. The notice also provides instructions on how you can request a paper copy of these proxy materials and a proxy card. Under the terms of the Equity Plan, a participant is entitled to direct the trustee how to vote the unvested shares of restricted Berkshire’s common stock awarded to him or her. The trustee will vote the shares of Berkshire’s common stock held in the Equity Plan Trust in accordance with instructions it receives from you and other stock award recipients. The trustee will vote all shares for which it does not receive timely instructions from stock award recipients in the same proportion for which the trustee received voting instructions. Your voting instructions must be received by May 7, 2020.

Participants in the Berkshire Bank 401(k) Plan. If you invest in Berkshire ‘s common stock through the Berkshire Hills Bancorp Stock Fund in our 401(k) Plan, you have received a notice containing instructions on how to access these proxy materials and how to vote all shares you may vote under the 401(k) plan. The notice also provides instructions on how you can request a paper copy of these proxy materials and a proxy card. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares in the Berkshire Hills Bancorp, Inc. Stock Fund credited to their account. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions. Your voting instructions must be received by May 7, 2020.

Participants in the Savings Institute Bank and Trust Company Employee Stock Ownership Plan. The plan trustee will manage the appropriate communications and take the appropriate actions under the plan for the voting of the plan shares.

63BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

ADDITIONAL INFORMATION | OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVES

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports,the Company identified one delinquent Section 16(a) report during 2019, as former Director Sheehan failed to file one Form 4 related to five disposition transactions.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore generally prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors of the Bank at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. For the 2019 fiscal year, the Company was not engaged in any transactions with related persons of a type or in such amount that was required to be disclosed pursuant to applicable Securities and Exchange Commission rules and regulations, except as described in the next paragraph.

Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and their related interests, exceeds $500,000 and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Company’s General Counsel. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Procedures Governing Related Persons Transactions

We maintain Procedures Governing Related Person Transactions, which are a written set of procedures for the review and approval of transactions involving related persons. Under these procedures, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than 5% of any outstanding class of the voting securities of the Company or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the procedures consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

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ADDITIONAL INFORMATION | OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVES

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The procedures exclude certain transactions, including:

•
any compensation paid to an executive officer of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission or the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission;

•
any transaction with a related person involving the extension of credit provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions;

•
any transaction with a related person in which the amounts due from the related person are for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business;

•	any transaction with a related person in which the rates or charges involved are determined by competitive bids;

•	any transaction with a related person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•
any transaction with a related person involving the rendering of services as a common or contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•
any transaction in which the interest of the related person arises solely from the ownership of a class of equity securities and all holders of that class of equity services received the same benefit on a pro rata basis.

Related person transactions will be reviewed by the Audit Committee. In connection with its review, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest as defined in the Company’s Code of Business Conduct; and

•	whether the transaction involves the provision of goods and services to the Company that are available and from unaffiliated third parties.

For each periodic review of related persons transactions, the Audit Committee will determine if the transactions were fair, reasonable, and within Company policy and will recommend to the disinterested members of the Board of Directors that they should be ratified and approved or make such other recommendation to the Board of Directors as the Audit Committee deems appropriate. If any transaction recommended for ratification and approval by the Audit Committee is not ratified and approved by the Board of Directors, the Secretary of the Audit Committee will provide a report to the Audit Committee setting forth information about the Board’s actions.

65BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

ADDITIONAL INFORMATION

Submission of Business Proposals and Shareholder Nominations

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s 2021 annual meeting no later than December 4, 2020. If next year’s annual meeting is held on a date more than 30 calendar days from May 14, 2021, a shareholder proposal must be received by a reasonable time before the Company begins to distribute its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to shareholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained through the Investor Relations tab of our website at ir.berkshirebank.com.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders and other interested parties should be addressed to Berkshire Hills Bancorp, Inc., 60 State Street, Boston, Massachusetts 02109. Communications to the Board of Directors should be in the care of Wm. Gordon Prescott, Corporate Secretary. Communications to individual directors should be sent to such directors at the Company’s address. Shareholders who wish to communicate with a committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to J. Williar Dunlaevy, the Chairman of the Board of Directors of the Company. The Corporate Governance/Nominating Committee determines, in its discretion, whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending notice of the annual meeting to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. D.F. King & Co. Inc. has been retained to assist in the solicitation of proxies for the 2020 Annual Meeting of Shareholders at a fee of approximately $11,000 plus associated costs and expenses.

The Company’s Annual Report to Shareholders is available at www.proxyvote.com and also through the Investor Relations tab of our website at ir.berkshirebank.com. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.You and others who share your address may receive only one notice of the annual meeting at your address. This practice, known as “householding,” is designed to reduce our printing and postage costs.This consolidated method of delivery will continue unless one or more of the shareholders listed at the same address notifies us that they would like to receive individual copies of proxy materials. Shareholders who participate in householding will continue to receive separate proxy cards or notices that include each shareholder’s unique control number for voting the shares held in each account. Registered shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Broadridge by calling 1-866-540-7095, or send a written request to our Corporate Secretary at the address of our principal office. Beneficial shareholders may request information about householding from your bank, broker or other holder of record. Whether or not you plan to attend the annual meeting, please vote through the Internet, by telephone, or by requesting a paper proxy card.

Other Matters

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the proxy statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

66BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

Appendix A

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Summary and Reconciliation of Certain Non-GAAP Financial Measures

This appendix contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP performance measures are referred to as “adjusted” in the Company’s Annual Report on Form 10-K, and are identified either as “core” or “adjusted” in this document. These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition of the Company. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information, which is included in the Company’s Form 10-K. A reconciliation of non-GAAP financial measures to GAAP measures is provided below, as well as definitions for certain non-GAAP financial measures referenced in the proxy statement. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to the Company’s results for any particular period. The Company’s non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information.

Terms referenced in the Company’s proxy statement that include non-GAAP financial measures

Core earnings (also referred to as core net income) is defined as GAAP net income less net non-core charges. Net non-core charges are the after-tax amount of revenues and expenses which are deemed by the Company as not related to normalized operations. These include net gains on sales of securities, net gains on the sale of business operations, losses recorded for hedge terminations, merger costs, restructuring costs, and designated dispute settlement costs. In 2017, these adjustments also included the writedown of the deferred tax assets due to the change in federal tax laws, and investments in employees and communities which were made as a result of the tax law changes. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

As shown in the Company’s financial statements, these measures are shown net of discontinued national mortgage banking operations for comparison purposes. The Company designated these operations as discontinued in 2019. References to original non-GAAP financial measures in 2017 and 2018 in the Compensation Discussion and Analysis refer to the measures originally published in those years, before these operations were designated as discontinued.

Core EPS is a non-GAAP measure defined as core net income as a percentage of average diluted shares outstanding during the period.

Efficiency ratio is a non-GAAP measurement defined as adjusted non-interest expense as a percentage of adjusted total revenue, excluding also amortization of intangibles and reflecting tax credit adjustments.

Core return on assets is a non-GAAP measure defined as core net income as a percentage of total average assets.

A-1BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

APPENDIX A

The Company views measures related to core earnings as important to understanding its operating trends, particularly due to the impact of accounting standards related to merger and acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, and professional fees, and systems conversion costs. Restructuring costs primarily consist of the Company’s continued effort to create efficiencies in operations through calculated adjustments to the branch banking footprint. Expense adjustments include variable rate compensation related to non-operating items.

The following table summarizes the reconciliation of non-GAAP items recorded for the time periods indicated:

(Dollars in thousands)	December 31, 2019	December 31, 2018	December 31, 2017
GAAP Net income	$97,450	$105,765	$55,247
Non-GAAP measures
Adj: Net gain on sale of securities and business operations	(4,389)	3,719	(12,598)
Adj: Loss on termination of hedges		—	6,629
Adj: Acquisition, restructuring and other	28,046	21,671	34,662
Adj: Loss from discontinued operations before income taxes	5,539	4,767	(8,545)
Adj: Deferred tax writedown and related expense	—	—	18,145
Adj: Income taxes	(7,799)	(7,102)	(8,863)
Net non-operating charges	21,397	23,055	29,430
Core net income (non-GAAP)	$118,847	$128,820	$84,677
(dollars in millions, except share related data)
Total average assets - GAAP	$12,961	$11,769	$9,815
Total average shareholders’ equity - GAAP	1,694	1,546	1,244
Average diluted shares outstanding - GAAP (thousands)	49,421	46,231	39,695
Earnings per share, diluted	$1.97	$2.29	$1.39
Plus: Net adjustments per share, diluted	0.43	0.50	0.74
Core earnings per share, diluted	2.40	2.79	2.13
Performance Ratios
GAAP return on assets	0.75%	0.90%	0.56%
Core return on assets	0.93	1.12	0.86
GAAP return on equity	5.75	6.84	4.45
Core return on equity	7.01	8.33	6.81
Efficiency ratio	55.63	53.64	56.40
Supplementary Data (dollars in thousands)
Intangible amortization	5,783	4,934	3,493
Fully taxable equivalent income adjustment	7,451	7,423	11,227

A-2BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

Appendix B

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Long Term Incentive Compensation Component Industry Index

Ameris Bancorp	Independent Bank Corp.
Axos Financial, Inc.	Independent Bank Group, Inc.
Banc of California, Inc.	International Bancshares Corporation
BancFirst Corporation	Investors Bancorp, Inc.
BancorpSouth Bank	LegacyTexas Financial Group, Inc.
Bank of Hawaii Corporation	MB Financial, Inc.
Bank OZK	Mercantile Bank Holding Corporation
Banner Corporation	NBT Bancorp Inc.
Boston Private Financial Holdings, Inc.	Northwest Bancshares, Inc.
Brookline Bancorp, Inc.	OceanFirst Financial Corp.
Cadence Bancorporation	Old National Bancorp
Capitol Federal Financial, Inc.	Opus Bank
Cathay General Bancorp	Pacific Premier Bancorp, Inc.
CenterState Bank Corporation	PacWest Bancorp
Chemical Financial Corporation	Park National Corporation
Columbia Banking System, Inc.	Pinnacle Financial Partners, Inc.
Commerce Bancshares, Inc.	Prosperity Bancshares, Inc.
Community Bank System, Inc.	Provident Financial Services, Inc.
Customers Bancorp, Inc.	Renasant Corporation
CVB Financial Corp.	S&T Bancorp, Inc.
Eagle Bancorp, Inc.	Sandy Spring Bancorp, Inc.
First Bancorp	ServisFirst Bancshares, Inc.
First Busey Corporation	Simmons First National Corporation
First Commonwealth Financial Corporation	South State Corporation
First Financial Bancorp.	TCF Financial Corporation
First Financial Bankshares, Inc.	Texas Capital Bancshares, Inc.
First Hawaiian, Inc.	TFS Financial Corporation (MHC)
First Interstate BancSystem, Inc.	TowneBank
First Merchants Corporation	Trustmark Corporation
First Midwest Bancorp, Inc.	UMB Financial Corporation
Flagstar Bancorp, Inc.	Umpqua Holdings Corporation
Fulton Financial Corporation	Union Bankshares Corporation
Glacier Bancorp, Inc.	United Bankshares, Inc.
Great Western Bancorp, Inc.	United Community Banks, Inc.
Hancock Whitney Corporation	United Financial Bancorp, Inc.
Heartland Financial USA, Inc.	Washington Federal, Inc.
Hilltop Holdings Inc.	Webster Financial Corporation
Home BancShares, Inc.	WesBanco, Inc.
HomeStreet, Inc.	Western Alliance Bancorporation
Hope Bancorp, Inc.	WSFS Financial Corporation

B-1BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

[This Page Intentionally Left Blank]

BerkshireHills Bancorp™

Life is exciting. Let us help.®

BERKSHIRE HILLS BANCORP INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 7, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BHLB2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 7, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D03161-P32307 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BERKSHIRE HILLS BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect as directors the nominees named in the Proxy Statement each to serve a one-year term or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Baye Adofo-Wilson
02) Rheo A. Brouillard
03) David M. Brunelle
04) Robert M. Curley
05) John B. Davies
06) J. Williar Dunlaevy
07) William H. Hughes III
08) Cornelius D. Mahoney
09) Richard M. Marotta
10) Sylvia Maxfield
11) Laurie Norton Moffatt
12) Jonathan I. Shulman
13) D. Jeffrey Templeton

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To consider a non-binding proposal to give advisory approval of Berkshire's executive compensation as described in the Proxy Statement.	☐	☐	☐
3. To ratify the appointment of Crowe LLP as Berkshire's Independent Registered Public Accounting firm for fiscal year 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Summary Annual Report are available at www.proxyvote.com.

D03162-P32307

BERKSHIRE HILLS BANCORP, INC.
Annual Meeting of Shareholders
May 14, 2020 at 3:00 PM, Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the official proxy committee of Berkshire Hills Bancorp, Inc. (the "Company"), consisting of David M. Brunelle, J. Williar Dunlaevy, William H. Hughes III and Laurie Norton Moffatt or any of them, with full powers of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BHLB2020 at 3:00 p.m., Eastern Time, on Thursday, May 14, 2020 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present at such meeting as follows:

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" all the nominees for Directors listed in proposal 1 and "FOR" each of the other proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn this meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

The undersigned acknowledges receipt from Berkshire Hills Bancorp, Inc. prior to the execution of this proxy of a Notice of the Annual Meeting, Annual Report including audited financial statements and a Proxy Statement dated April 3, 2020.

Continued and to be signed on reverse side